                                                                   EXHIBIT 10.22

                                  OFFICE LEASE

                                    LANDLORD:

                              LNR HARBOR BAY, LLC,
                     a California Limited Liability Company

                                     TENANT:

                        THE GOOD GUYS-CALIFORNIA, INC.,
                            a California Corporation

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
  1.    Premises.....................................................................1
  2.    Term.........................................................................1
  3.    Rent. .......................................................................2
  4.    Common Areas; Operating Expenses; Real Property Taxes and Assessments;
        Insurance Costs and Utilities Costs .........................................2
  5.    Security Deposit ............................................................8
  6.    Use. ........................................................................9
  7.    Payments and Notices .......................................................11
  8.    Brokers.....................................................................11
  9.    Surrender; Holding Over ....................................................12
 10.    Taxes on Tenant's Property .................................................12
 11.    Condition of Premises; Repairs . ...........................................12
 12.    Alterations.................................................................13
 13.    Liens.......................................................................15
 14.    Assignment and Subletting . ................................................15
 15.    Entry by Landlord ..........................................................18
 16.    Utilities and Services . ...................................................18
 17.    Indemnification and Exculpation ............................................19
 18.    Damage or Destruction ......................................................20
 19.    Eminent Domain . ...........................................................21
 20.    Tenant's Insurance . .......................................................22
 21.    Landlord's Insurance . .....................................................23
 22.    Waiver of Claims; Waiver of Subrogation ....................................24
 23.    Tenant's Default and Landlord's Remedies ...................................24
 24.    Landlord's Default .........................................................26
 25.    Subordination ..............................................................27
 26.    Estoppel Certificate .......................................................27
 27.    Intentionally Omitted.......................................................28
 28.    Modification and Cure Rights of Landlord's Mortgagees and Lessors ..........28
 29.    Quiet Enjoyment . ..........................................................28
 30.    Transfer of Landlord's Interest ............................................28
 31.    Limitation on Landlord's Liability .........................................28
 32.    Miscellaneous . ............................................................29
 33.    Lease Execution . ..........................................................30
 34.    Waiver of Jury Trial .......................................................31

EXHIBITS

EXHIBIT "A"  Site Plan
EXHIBIT "B"  Floor Plan
EXHIBIT "C"  Work Letter Agreement
EXHIBIT "D"  Sample Form of Notice of Lease Term Dates
EXHIBIT "E"  Rules and Regulations
EXHIBIT "F"  Sample Form of Tenant Estoppel Certificate
EXHIBIT "G"  Janitorial Specifications

RIDERS

No. 1 Extension Option Rider
No. 2 Fair Market Rental Rate Rider
No. 3 Right of First Offer
No. 4 Tenant's Generator and AST



                                      (ii)

                                      INDEX

                                                                       Page(s)
                                                                       -------
Actual Statement ............................................................5
ADA..........................................................................9
Amortization Rate ...........................................................3
Building Common Areas .......................................................2
Building Holidays ...........................................................2
business day ...............................................................11
capital expenditure(s) ......................................................4
capital expenditures ........................................................6
Common Areas ................................................................3
Cost Pools ..................................................................3
days .......................................................................29
Environmental Law ..........................................................10
Environmental Permits ......................................................10
Estimate Statement ..........................................................5
Force Majeure Delays .......................................................30
Hazardous Materials ........................................................10
HVAC ...................................................................13, 18
Indemnified Claims .........................................................20
Insurance Costs .............................................................5
Landlord ............................................................1, 28, 29
Landlord Indemnified Parties ...........................................10, 20
Lease .......................................................................1
Operating Expenses .................................................3. Summary
PCBs .......................................................................10
Permitted Transfer .........................................................16
Pre-Approved Change ........................................................13
prime rate ..................................................................2
Project Common Areas ........................................................2
real property taxes .........................................................4
Real Property Taxes and Assessments ......................................4, 5
reference rate ..............................................................2
rent.........................................................................2
Service Provider............................................................19
Summary .....................................................................1
Tenant...................................................................1, 29
Tenant Changes .............................................................13
Tenant Indemnified Parties .................................................10
Tenant Parties .............................................................20
Tenant's Parties ...........................................................10
Tenant's Percentage .........................................................7
Term ........................................................................1
Transfer ...................................................................15
Transfer Notice ............................................................16
Transferee .................................................................16
Utilities Costs .............................................................5
worth at the time of award..................................................25



                                     (iii)

               SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS ("SUMMARY") is hereby incorporated into and made a part of the attached Office Lease which pertains to the Building described in Section 1.4 below. All references in the Lease to the "Lease" shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease. If there is any inconsistency between the Summary and the Lease, the provisions of the Lease shall control.

1.1 LANDLORD'S ADDRESS:    LNR Harbor Bay, LLC
                           c/o Lennar Partners
                           18401 Von Karman Avenue, Suite 540
                           Irvine, CA 92612
                           Attn: David Team and Kevin Hanson
                           Telephone: (949) 442-6100
                           Facsimile: (949) 442-6175

1.2 TENANT'S ADDRESS:      Prior to Commencement Date:
                           7000 Marina Blvd.
                           Brisbane, CA 94005-1830
                           Attn: George Hechtman, Vice President Administration
                           Telephone: (650) 615-6154
                           Facsimile: (650) 615-6555

                           After Commencement Date:
                           At the Premises

                           With a copy to:
                           Miller, Starr & Regalia
                           1331 North California Blvd.
                           Suite 500
                           Walnut Creek, CA 94596
                           Attn: Phillip H. Stoermer, Esq.
                           Telephone: (925) 941-3271
                           Facsimile: (925) 933-4126

1.3 SITE; PROJECT: The Site consists of the parcel(s) of real property located at 1600, 1650 and 1700 Harbor Bay Parkway, County of Alameda, State of California, as shown on the site plan attached hereto as Exhibit "A" as such area may be expanded or reduced from time to time. The Project includes the Site and all buildings, improvements and facilities, now or subsequently located on the Site from time to time, including, without limitation, the Building under construction at 1600 Harbor Bay Parkway, as depicted on the site plan attached hereto as Exhibit "A". The aggregate rentable square feet of the office buildings (including the Building) to be constructed within the Project contain approximately 180,754 rentable square feet.

1.4 BUILDING: A two (2) story office building located on the Site, containing approximately 61,681 rentable square feet, the address of which is 1600 Harbor Bay Parkway, Alameda, CA.

1.5 PREMISES: Those certain premises generally shown on the floor plan attached hereto as Exhibit "B", located on the second floor of the Building, and containing approximately 30,978 rentable square feet.

1.6 TERM: Ten (10) years.

1.7 ESTIMATED COMMENCEMENT DATE: February 28, 2001; Actual Commencement Date: To be determined as provided in Exhibit "C" attached hereto.

1.8 MONTHLY BASIC RENT: Upon the commencement of the Term of this Lease, and on the first day of each month thereafter during the Term of this Lease, Tenant shall pay to Landlord, in advance and without offset, deduction or demand except as otherwise set forth in this Lease as Monthly Basic Rent for the Premises the following monthly payments:

                   Year Of Term        Monthly Basic Rent
                   ------------        ------------------
                        1                 $51,114.00
                        2                 $52,647.00
                        3                 $54,227.00
                        4                 $55,853.00
                        5                 $57,529.00
                        6                 $59,255.00
                        7                 $61,032.00
                        8                 $62,863.00
                        9                 $64,749.00
                       10                 $66,691.00

1.9 TENANT'S PERCENTAGE OF THE BUILDING: 50,22%, which is the ratio that the rentable square footage of the Premises bears to the rentable square footage of the Building. Accordingly, as more particularly set forth in Section 4 hereof, Tenant shall pay to Landlord: (a) 50.22% of the "Operating Expenses" (as defined in Section 4.4)(b)50.22% of Real Property Taxes and Assessments (as defined in
Section 4.5); (c) 50.22% of Insurance Costs (as defined in Section 4.6);" and
(d) 50.22% of Utilities Costs (as defined in Section 4.7). Tenant's Percentage is subject to adjustment in accordance with Section 1.3 of the Lease.

1.10 BUILDING PERCENTAGE OF THE PROJECT: 34.12%, which is the ratio that the rentable square footage of the Building bears to the rentable square footage of all buildings within the Project. Accordingly, as more particularly provided in
Section 4 hereof, Operating Expenses, Real Property Taxes and Assessments, Insurance Costs and Utilities Costs include the Building Percentage of all such items which are common to the entire Project.

1.11 SECURITY DEPOSIT: $505,000.00.

1.12 PERMITTED USE: General office and training center uses.

1.13 BROKERS: CB Richard Ellis representing Landlord. Triton Commercial representing Tenant.

1.14 INTEREST RATE: The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its "prime rate" or "reference rate", plus three percent (3%); or (b) the maximum rate permitted by law.

1.15 TENANT IMPROVEMENTS: The tenant improvements installed or to be installed in the Premises as described in the Work Letter Agreement attached hereto as Exhibit "C".

1.16 PARKING: A total of one hundred five (105) parking spaces to be available to Tenant at all times during the Term as it may be extended without charge to Tenant, in accordance with the provisions of Section 6.2 of the Lease.

1.17 BUSINESS HOURS FOR THE BUILDING. 7:00 a.m. to 7:00 p.m., Mondays through Fridays (except Building Holidays) and 7:00 a.m. to Noon on Saturdays (except Building Holidays). "BUILDING HOLIDAYS" shall mean New Year's Day, Labor Day, Presidents' Day, Thanksgiving Day, Memorial Day, Independence Day and Christmas Day and such other national holidays as are adopted by Landlord as holidays for the Building. Notwithstanding the foregoing, subject to factors beyond Landlord's control and subject to the other provisions of this Lease, including, without limitation, Sections 4.2, 18, 19 and 27, Tenant shall have access to the Premises and entry access to the Building twenty-four (24) hours per day, seven
(7) days per week year round.


                   [ILLEGIBLE]                      [ILLEGIBLE]
               -------------------               -----------------
               Landlord's Initials               Tenant's Initials

                                  OFFICE LEASE

This LEASE, which includes the preceding Summary of Basic Lease Information and Definitions ("SUMMARY") attached hereto and incorporated herein by this reference ("LEASE"), is made as of the 3rd day of January, 2001 by and between LNR HARBOR BAY, LLC, a California limited liability company ("LANDLORD"),and THE GOOD GUYS-CALIFORNIA, INC., a California corporation ("TENANT").

1. PREMISES.

1.1 PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Section 1.5 of the Summary above, improved or to be improved with the Tenant Improvements. Such lease is upon, and subject to, the terms, covenants and conditions herein set forth and each party covenants, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

1.2 LANDLORD'S RESERVATION OF RIGHTS. Provided Tenant's use of and access to the Premises is not interfered with in an unreasonable manner, and subject to the terms of this Lease, Landlord reserves for itself the right from time to time to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises.

1.3 MEASUREMENT OF PREMISES, BUILDING AND/OR THE PROJECT. Landlord and Tenant hereby acknowledge and agree that the square footage of the Project, Building and Premises is as set forth in Sections 1.3, 1.4 and 1.5 above, respectively, and that such square footage was determined in accordance with the Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association based upon the construction plans for the Building and Premises. Notwithstanding the foregoing, within thirty (30) days after completion of construction of the Building and issuance of a certificate of occupancy therefore, Landlord will, at Landlord's sole cost and expense, cause its architect to prepare or cause to be prepared a certificate verifying the rentable and usable square feet of the Premises and the Building. Landlord will provide a copy of the architect's certificate to Tenant upon receipt thereof from the architect. Except as otherwise set forth in this
Section 1.3 of this Lease, wherever in this Lease calculations appear which are based on the rentable square footage determination, Landlord and Tenant will adjust those calculations on the basis of the actual final determination of rentable square footage as aforesaid. Such adjustments (if any) will be applicable to (i) the calculation of sums due Landlord or Tenant based on the rentable square footage of the Premises, such as, but not limited to, the Allowance (Section 5(a) of Exhibit "C") and Rent if the Premises contain other than the rentable square footage set forth in Section 1.5 of the Summary, and
(ii) the determination of Tenant's Percentage of Operating Expenses (Section 4.4), Real Property Taxes and Assessments (Section 4.5), Insurance Costs (Section 4.6), and Utilities Costs (Section 4.7). Upon completion of each subsequent building in the Project, a similar certification will be provided by Landlord to Tenant as to the rentable and usable square footage in such building. Should Tenant dispute the determination of the square footage of the Premises or the Building as determined by Landlord's architect, Tenant shall provide Landlord with Tenant's architect's or space planner's determination of the square footage in question and Landlord and Tenant and the two architects/space planners shall meet and confer within ten (10) days of request by Tenant to attempt to resolve any square footage discrepancy. Should Landlord and Tenant be unable to resolve such square footage discrepancy within twenty
(20) days after such meeting, Landlord's architect and Tenant's architect shall together select a third party architect not affiliated or employed by either party to determine the square footage measurement in dispute in accordance with the terms of this Lease. If the third party architect is not appointed within ten (10) days after the expiration of such twenty (20) day period, a third party architect who shall act as arbiter of the square footage dispute shall be appointed by the Superior Court of Alameda County, California.

2. TERM.

2.1 TERM; NOTICE OF LEASE DATES. "TERM" means (i) the Initial Term set forth in
Section 1.6 of the Summary and the Option Term if exercised pursuant to Rider No. 1 to this Lease. The Term of this Lease shall be for the period designated in Section 1.6 of the Summary commencing on the Commencement Date (as determined pursuant to Exhibit "C"), and ending on the expiration of such period, unless the Term is sooner terminated as provided in this Lease. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Within ten (10) days following Landlord's delivery of possession of the Premises to Tenant, Tenant shall execute a written confirmation of the Commencement Date and expiration date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit "D". Landlord shall deliver a written request to Tenant for execution of the Notice of Lease Term Dates which shall be binding upon Tenant should Tenant fail to execute and return the notice of Lease Term Dates to Landlord within ten (10) days following Landlord's written request.

2.2 ESTIMATED COMMENCEMENT DATE. It is estimated by the parties that the Term of this Lease will commence on the Estimated Commencement Date set forth in Section
1.7 of the Summary. Landlord agrees to use its best efforts to cause the Commencement Date to occur by the Estimated Commencement Date, however, the Estimated Commencement Date is merely an estimate of the

Commencement Date and, consequently, Tenant agrees that, except as set forth in this Lease, Landlord shall have no liability to Tenant for any loss or damage, nor shall Tenant be entitled to terminate or cancel this Lease if the Term of this Lease does not commence by the Estimated Commencement Date for any reason whatsoever, including any delays in substantial completion of the Tenant Improvements. Notwithstanding the foregoing, Landlord and Tenant agree as follows: Tenant will be entitled to one (1) day of free rent after the Commencement Date for every day beyond April 1, 2001 that the Commencement Date is delayed by causes other than Tenant Delays or Force Majeure Delays.

2.3 EARLY OCCUPANCY. If Tenant occupies the Premises prior to the Commencement Date, such early occupancy shall be subject to all of the terms and conditions of this Lease, including, without limitation, the provisions of Sections 17, 20 and 22, except that provided Tenant does not commence the operation of business from the Premises, Tenant will not be obligated to pay rent during the period of such early occupancy. Tenant agrees to provide Landlord with prior notice of any such intended early occupancy and to cooperate with Landlord during the period of any such early occupancy so as not to interfere with Landlord in the completion of any improvements to the Premises constructed pursuant to Exhibit "C".

2.4 POST COMMENCEMENT DATE TENANT IMPROVEMENT COMPLETION. Tenant acknowledges that as provided in Exhibit "C," certain designated portions of the Premises may not be completed as of the Commencement Date and shall not be required to establish "substantial completion" of the Premises, but Landlord agrees to use commercially reasonable and diligent efforts following the Commencement Date to pursue completion of such uncompleted portions and all punch-list items identified by Tenant and Landlord as provided in Exhibit "C". If Landlord does not diligently pursue completion of such items after notice to Landlord and a period of thirty (30) days to cure (subject to Force Majeure Delays as defined in Section 32.15 below), Tenant shall have the right to pursue completion of such items within the Premises at Landlord's expense and Landlord shall reimburse Tenant within thirty (30) days of demand for the reasonable, actual and documented expenses incurred by Tenant in so completing such items.

3. RENT.

3.1 BASIC RENT. Tenant agrees to pay Landlord, as basic rent for the Premises, the Monthly Basic Rent in the amounts designated in Section 1.8 of the Summary. The Monthly Basic Rent shall be paid by Tenant in monthly installments in the amounts designated in Section 1.8 of the Summary in advance on the first day of each and every calendar month during the Term, without demand, notice, deduction or offset, except as expressly provided in this Lease, except that the first full month's Monthly Basic Rent shall be paid by Tenant on or before February 15, 2001. Monthly Basic Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

3.2 ADDITIONAL RENT. All amounts and charges payable by Tenant under this Lease in addition to the Monthly Basic Rent described in Section 3.1 above (including, without limitation, payments for insurance, repairs and parking, and Tenant's Percentage of Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs, respectively) shall be considered additional rent for the purposes of this Lease, and the word "rent" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Monthly Basic Rent is referenced. The Monthly Basic Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior demand therefor and without any deduction or offset whatever except as otherwise set forth in this Lease, in lawful money of the United States of America.

4. COMMON AREAS; OPERATING EXPENSES; REAL PROPERTY TAXES AND ASSESSMENTS; INSURANCE COSTS AND UTILITIES COSTS.

4.1 DEFINITIONS; TENANT'S RIGHTS. During the Term of this Lease, except as otherwise set forth in this Lease, Landlord grants to Tenant a non-exclusive easement and the right to use, in common with other tenants in the Project, and subject to the Rules and Regulations referred to in Section 6.1 below, those portions of the Project (the "PROJECT COMMON AREAS") not leased or designated for lease to tenants that are provided for use in common by Landlord, Tenant and any other tenants of the Project (or by the sublessees (agents, employees, customers invitees, guests or licensees of any such party), whether or not those areas are open to the general public. The Project Common Areas shall include, without limitation, any fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any city sidewalks adjacent to the Project, any offsite common areas which benefit the Project such as monument signage indemnifying the Project but not a specific tenant unless Tenant's name appears thereon, landscaping and lighting, any pedestrian walkway system, park or other facilities located on the Site and open to the general public. The common areas of the Building shall be referred to herein as the "BUILDING COMMON AREAS" and shall include, without limitation, the following areas:

(a) the common entrances, lobbies, restrooms on multi-tenant floors, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto to the extent not exclusively serving another tenant or contained within another tenant's premises, and the common pipes, conduits, wires and appurtenant equipment serving the Premises; and

(b) the parking areas (subject to Section 6.2 below), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Building.

The Building Common Areas and the Project Common Areas shall be referred to herein collectively as the "COMMON AREAS."

4.2 LANDLORD'S RESERVED RIGHTS. Landlord reserves the right from time to time to use any of the Common Areas and to do any of the following, as long as such acts do not unreasonably interfere with Tenant's use of or access to the Premises:

(a) expand the Building and construct or alter other buildings or improvements on the Site;

(b) make any changes, additions, improvements, repairs or replacements in or to the Project, the Site, the Common Areas and/or the Building (including the Premises if required to do so by any law or regulation) and the fixtures and equipment thereof, including, without limitation:
        (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters; and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, easements and, subject to Section 6.2, parking spaces and parking areas;

(c) close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Project, Site and/or Building; and

(d) perform such other acts and make such other changes with respect to the Project, Site, Common Areas and Building, as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.

Notwithstanding the foregoing, Landlord agrees that if Tenant's use of the Premises or the Project Common Areas or the Building Common Areas is unreasonably interfered with as a result of Landlord's activities in the Project or the Premises, Tenant will be entitled to an equitable abatement of rent to the extent of and for the period of such interference. Any dispute as to the amount or duration of such abatement will be resolved pursuant to the procedure set forth in Section 24 of this Lease.

4.3 COST POOLS. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses, Real Property Taxes and Assessments, Insurance Costs and Utilities Costs among different tenants and/or different buildings of the Project (the "COST POOLS") based upon the unique usage of benefits or services provided by Landlord to such buildings and/or tenants as compared to the other tenants and/or buildings in the Project. Such Cost Pools may include, without limitation, office space tenants and retail space tenants in the Project and may be modified to take into account the addition of any additional buildings within the Project. Accordingly, in the event of such allocation into Cost Pools, Tenant's Percentage and the Building's Share shall be appropriately adjusted to reflect such allocation. Any dispute will be resolved pursuant to the procedure set forth in Section 24 of this Lease.

4.4 DEFINITION OF OPERATING EXPENSES. As used in this Lease, the term "OPERATING EXPENSES" shall mean only sums reasonably expended or incurred for the following items: (i) expenses, costs and amounts incurred by Landlord in connection with the ownership, management, maintenance, repair, replacement, and operation of the Project to the extent consistent with prevailing prices incurred by comparable landlords for comparable office building projects in Alameda County;
(ii) the cost of janitorial service to the Premises as set forth on Exhibit "G" and to the balance of the Project, alarm and security service, window cleaning, and trash removal, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, elevator systems and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (iii) the cost of licenses (excluding Landlord's business license), certificates, permits (excluding any building or construction permits) and inspections and the reasonable cost of contesting the validity or applicability of any governmental enactments which may increase Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program that is required by applicable law enacted after the Commencement Date; (iv) the cost of landscaping, relamping, supplies, tools, equipment (including costs under equipment rental agreements) and materials, and all fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees legal fees and accounting be, incurred in connection with the management, operation, administration, maintenance and repair of the Project; (v) the cost of parking area repair, restoration and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, excluding such items related to executive personnel of Landlord;
(vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project that has been disclosed to Tenant prior to the Effective Date; (viii) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its prime rate, plus 2% per annum (the "AMORTIZATION RATE")) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; (ix) Harbor Bay Isle Association fees, Harbor Bay Business Park Association dues,

Island City Landscaping and Lighting District fees and Harbor Bay Transportation Subsidy fees (collectively, "ASSOCIATION FEES"); and (x) the cost of any capital alterations, capital additions, or capital improvements (hereinafter the "CAPITAL EXPENDITURE(S)") made to the Project or any portion thereof (A) which relate to the operation, repair, maintenance and replacement of all systems, equipment or facilities which serve the Project in the whole or in part (including replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs, walkways and parking areas, and repairs to roofs to the extent not covered by warranty), (B) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof to the extent of savings realized as a result thereof, or (C) that are required under any governmental law or regulation that is then being enforced against the Project by a federal, state or local governmental agency as to such laws or regulations enacted after the Commencement Date; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost at the Amortization Rate in effect at the time such capital expenditure is placed in service) over its useful life determined in accordance with IRS guidelines. If Landlord is not furnishing any particular work or service (the cost of which, if performed or provided by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. In no event will Tenant's cost of Operating Expenses increase as the result of Landlord's election to allow another tenant to provide such work or service at its own expense. Real Property Taxes and Assessments, Insurance Costs and Utilities Costs, as defined in Section 4.5, Section 4.6 and Section 4.7, respectively, shall be separately accounted for pursuant to Sections 4.8 and 4.9 below. In no event will controllable Operating Expenses (i.e., Operating Expenses excluding Insurance Costs, Utilities Costs, Association Fees and Real Property Taxes and Assessments) charged to Tenant increase by more than five percent (5%) annually. As used herein, "Operating Expenses" shall mean 100% of all Operating Expenses items which are attributable to the Building only and the Building Percentage of all Operating Expenses items which are attributable to the entire Project.

4.5 DEFINITION OF REAL PROPERTY TAXES AND ASSESSMENTS. All Real Property Taxes and Assessments shall be adjusted to reflect an assumption that the Building is fully assessed for real property tax purposes as a completed building(s) ready for occupancy. As used in this Lease, the term "REAL PROPERTY TAXES AND ASSESSMENTS" shall mean: any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Premises and the Building, and the Building Percentage of the same in the Project Common Areas or Site, including the following by way of example:

(a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises, if imposed in lieu of ordinary ad valorem real property taxes;

(b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax including assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "REAL PROPERTY TAXES" for the purposes of this Lease;

(c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Building, including, without limitation, any gross receipts tax or excise tax levied by state; city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by any tenant of the Building, or any portion thereof but not on Landlord's other operations, if such taxes are imposed in lieu of ordinary ad valorem real property taxes;

(d) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part;

(e) any tax assessment in lieu of (not in addition to) any ad valorem real property to the extent Tenant is relieved of the obligation therefore; and


(f) assessments under local improvement district 92 -- 1 as shown on the tax bill for the Project.

Notwithstanding the foregoing provisions of this Section 4.5 above to the contrary, "REAL PROPERTY TAXES AND ASSESSMENTS" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes, transfer taxes or business license taxes. Landlord agrees to pay Real Property Taxes and Assessments in the maximum number of installments allowed without a penalty.

4.6 DEFINITION OF INSURANCE COSTS. As used in this Lease, "INSURANCE COSTS" shall mean the cost of insurance obtained by Landlord pursuant to Section 21 for the Building, the Premises and the Tenant Improvements and the Building Percentage of the costs of such insurance for the Project Common Areas (including commercially reasonable deductible amounts or amounts which would otherwise be attributable to a commercially reasonable deductible amount should Landlord elect to self-insure against property damage or loss as permitted under
Section 21, provided Tenant's responsibility for any such deductible or self-insured deductible amounts shall be subject to the limitations set forth in
Section 21 of this Lease). Notwithstanding the foregoing, any increase in the premium forth a property insurance attributable to the replacement cost of the Tenant Improvements in excess of Building standard shall not be included as Insurance Costs, but shall be paid by Tenant concurrently with Tenants monthly installment of its share of Insurance Costs.

4.7 DEFINITION OF UTILITIES COSTS. As used in this Lease, "UTILITIES COSTS" shall mean all actual charges for utilities for the Building and the Building Percentage of the same for the Project Common Areas, including but not limited to water, sewer and electricity, and the costs of heating, ventilating and air conditioning and other utilities (but excluding those charges for which tenants are individually responsible) as well as related fees, assessments and surcharges.

4.8 ESTIMATE STATEMENT. By the first day of April of each calendar year during the Term of this Lease (after the Base Year noted in Section 1.10 of the Summary), Landlord shall endeavor to deliver to Tenant a statement ("ESTIMATE STATEMENT") estimating the Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs for the current calendar year payable by Tenant. Landlord shall have the right no more than two (2) times in any calendar year to deliver a revised Estimate Statement for such calendar year if Landlord reasonably determines that the Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and/or Utilities Costs are greater than those set forth in the original Estimate Statement (or previously delivered revised Estimate Statement) for such calendar year. The Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and/or Utilities Costs shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year). Subsequent installments shall be paid concurrently with the regular monthly rent payments for the balance of the calendar year and shall continue until the next calendar year's Estimate Statement (or current calendar year's revised Estimate Statement) is received. Within fifteen (15) days of receipt of Tenant's written request therefore, Landlord will provide reasonable supporting data and a breakdown of any element of the Estimated Statement requested by Tenant as well as evidence of actual payment of Real Property Taxes and Assessments after payment by Landlord.

4.9 ACTUAL STATEMENT. By the first day of April of each succeeding calendar year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement ("Actual Statement") of the actual Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs for the immediately preceding calendar year. If the Actual Statement reveals that Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and/or Utilities Costs were over-stated or understated in any Estimate Statement (or revised Estimate Statement) previously delivered by Landlord pursuant to Section 4.8 above, then within thirty (30) days after delivery of the Actual Statement, Tenant shall pay to Landlord the amount of any such under-payment, or, Landlord shall credit Tenant against the next monthly rent falling due, the amount of such over-payment, as the case may be. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs for the then current Lease Year and to collect from Tenant prior to Tenant's surrender of the Premises, Tenant's Percentage of any excess of such actual Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs over the estimated Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs paid by Tenant in such Lease Year.

4.10 No Release. Any delay or failure by Landlord in delivering any Estimate or Actual Statement pursuant to this Section 4 shall not constitute a waiver of its right to receive Tenant's payment of Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs, nor shall it relieve Tenant of its obligations to pay Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs pursuant to this Section 4, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until thirty (30) days after receipt of such statement and Tenant shall not be obligated to pay Tenant's Percentage of any amount which is not invoiced to Tenant within two (2) years of the date such amount is incurred by Landlord.

4.11 EXCLUSIONS FROM OPERATING EXPENSES, REAL PROPERTY TAXES AND ASSESSMENTS, INSURANCE COSTS AND UTILITIES COSTS. Notwithstanding anything to the contrary contained elsewhere in this Section 4, the following items shall be excluded from Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs, as applicable:

(a) Costs of decorating, redecorating, or special cleaning or other services provided to certain tenants and not provided on a regular basis to all tenants of the Building;

(b) Any charge for depreciation of the Building or equipment and any interest or other financing charge;

(c) Any charge for Landlord's income taxes, excess profit taxes, franchise taxes, business license taxes, or similar taxes on Landlord's business;

(d) All costs relating to activities forth a marketing, solicitation, negotiation and execution of leases of space in the Building, including without limitation, preparation of plans, costs of tenant improvements and brokerage fees;

(e) All costs for which Tenant or any other tenant in the Building is being charged other than pursuant to the operating expense clauses of leases for the Building;

(f) The cost of correcting defects in the construction of the Building or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

(g) The cost of repairs made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building except to the extent of a commercially reasonable deductible amount for property insurance for comparable projects in Alameda County;

(h) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building pursuant to clauses similar to this paragraph;

(i) Any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship;

(j) The cost of any work or service performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant;

(k) The cost of alterations of space in the Building leased to other tenants;

(l)     Ground rent or similar payments to a ground lessor;

(m) Legal fees and related expenses incurred by Landlord (together with any damages awarded against Landlord) due to the negligence or willful misconduct of Landlord;

(n) Costs arising from the presence of any Hazardous Materials within, upon or beneath the Project unless resulting solely from the acts or neglect of Tenant, its agents, employees or contractors;

(o) Costs for sculpture, paintings or other objects of art in the Building which exceed those typically incurred in other similar first class office buildings in Alameda County, California and specifically excluding any cost related to the initial acquisition or installation thereof;

(p) Salaries of management personnel to the extent that such persons provide services to properties other than the Building;

(q) The cost of any capital alterations, capital expenditures, capital additions or capital improvements (collectively "CAPITAL EXPENDITURES") made to the Project or the Building during the Initial Term of this Lease except as expressly allowed in Section 4.4 above;

(r) Any cost incurred by Landlord pursuant to Section 11.2 of this Lease for replacement of the Building shell or other structural portions of the Building (including replacement of the structural elements of the roof or replacement of the foundations) during the Initial Term of this Lease;

(s) Any cost of replacement of the utility systems including the HVAC (as defined in Section 11.2 of the Lease) during the Initial Term of the Lease;

(t) The cost of any management fees in excess of a sum equal to ten percent (10%) of Operating Expenses, excluding therefrom any sum related to a capital expenditure in excess of Twenty-Five Thousand Dollars ($25,000.00);

(u) Any cost related to the initial construction or decoration of the Building or the Project, such as, but not limited to, the initial installation of landscaping, utilities, or striping of the Common Areas, or painting of the buildings in the Project;

(v) The cost of new buildings, additional land or any expansion of the Project;

(w) Repairs or replacements or hook-up or tap-in charges related to any utility systems which are dedicated to the use of a single tenant;

(x) Repairs or replacements necessitated by the negligence or the wrongful action of Landlord or Landlord's agents, contractors or employees, or any other tenant (to the extent the cost of such repairs or replacements are collected from such tenant which Landlord agrees to seek with due diligence);

(y) All interest or penalties incurred as a result of Landlord's failing to pay bills as the same become due;

(z) Any repairs to the Building or the Common Area necessitated by any construction in the Project;

(aa) Any bad debt losses, rent losses or reserves for bad debt or rent losses;

(bb) Costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project; or

(cc) Any cost related to compliance with the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.) or any similar statute, ordinance or regulation in effect as of the Commencement Date;

(dd) Costs of a second or subsequent replacement of any capital item which is replaced more than one time during its reasonable useful life (but this exclusion shall not exclude costs of a second or subsequent replacement of a capital item after the expiration of its reasonable useful life which is otherwise permitted under this Article 4); and

(ee) Reserves in excess of commercially reasonable reserve amounts maintained by landlords of comparable projects in Alameda County, provided in any event, Landlord shall reimburse Tenant at the expiration of the Lease Term for any unamortized reserves paid by Tenant during the Lease Term which have not been applied to the costs of replacements for which such reserves have been collected by Landlord.

4.12 TENANT'S PERCENTAGE. "TENANT'S PERCENTAGE" shall mean the percentage set forth in Section 1.9 of the Summary. Tenant's Percentage was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. Landlord shall have the right from time to time, in its discretion, to include or exclude existing or future buildings in the Project in the calculation of the total rentable square feet of the Project, for purposes of determining the Building's Share of Operating Expenses, Real Property Taxes and Assessments, Insurance Costs and Utilities Costs and/or the provision of various services and amenities thereto, including equitable allocation of the foregoing in Cost Pools (as described in Section 4.3 above); in such event, Tenant's Percentage shall include such allocation of the Building's Share of Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs in the calculation of Tenant's Percentage. In addition, if either the rentable square feet of the Premises and/or the Building and other buildings in the Project changes, Tenant's Percentage and/or the Building's Share shall be appropriately adjusted, and, as to the calendar year in which such change occurs, Tenant's Percentage and/or the Building's Share for such year shall be determined on the basis of the number of days during such calendar year that each such Tenant's Percentage and/or the Building's Share was in effect.

4.13 TENANT'S AUDIT RIGHTS. If Tenant questions a component of an Actual Statement, Landlord will provide Tenant with a copy of the actual invoices or other documentation reasonably acceptable to Tenant substantiating the component within thirty (30) days of Tenant's request therefor. Landlord will maintain accurate, detailed records of all items included in the Actual Statements at Landlord's office at the address for notices set forth in Section 1.1 of the Summary for at least twenty-four (24) months after delivery of the Actual Statement to Tenant. Tenant may at its cost and expense inspect or cause an employee of Tenant or a certified public accountant hired on a non-contingent basis to audit the records during normal business hours at the offices of Landlord's property manager on up to one (1) occasion per annum provided Tenant delivers prior written notice ("Audit Notice") of its intent to perform such audit within twenty four (24) months following receipt of the Actual Statement which Tenant intends to audit. In no event will Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts,
(ii) create any ledgers or schedules not already in existence, (iii) incur any costs or expenses relative to such inspection, or (iv) perform any other tasks other than making available such accounting records as are described in this paragraph. Tenant must pay its Percentage of Operating Expenses when due pursuant to the terms of the Lease and may not withhold payment of Operating Expenses or any other rent pending results of the audit or during a dispute regarding Operating Expenses. The audit must be completed within sixty (60) days of the date of Tenant's Audit Notice and the results of such audit shall be delivered to Landlord within seventy five (75) days of the date of Tenant's Audit Notice. If Tenant does not deliver its Audit Notice within such time period, then the Actual Statement will be conclusively binding on Tenant. If such audit or review correctly reveals that Landlord has overcharged Tenant and Landlord agrees with the results of such audit, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord agrees to reimburse Tenant the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant agrees to reimburse Landlord the amount of such undercharge. If the audit shows that the Actual Statement contains an overstatement exceeding five percent (5%) of any category of the items set forth in Sections 4.4, 4.5, 4.6 or 4.7 for the covered period, then the reasonable audit fees and expenses incurred by Tenant will be paid by Landlord. To the extent Landlord must pay the cost of such audit, such cost shall not exceed a reasonable hourly charge for a reasonable amount of hours spent by such third-party in connection with the audit. Tenant agrees to keep the results of the audit confidential and will cause its agents, employees and contractors to keep such results confidential. If Landlord's accountant protests the conclusions of the audit, Landlord may contest Tenant's determination by giving Tenant written notice within thirty (30) days following Landlord's receipt of the audit report. If Landlord's accountant and Tenant's accountant cannot mutually agree as to sums due pursuant hereto within thirty (30) days after Tenant's receipt of Landlord's notice of protest, the dispute will be resolved pursuant to Section 24 of the Lease.

5. SECURITY DEPOSIT.

Tenant shall deposit with Landlord the Security Deposit in the form of one or two irrevocable sight draft letter(s) of credit in form reasonably satisfactory to Landlord drawn on a national bank designated in Section 1.11 of the Summary as follows: A letter of credit in face amount equal to one-half (1/2) of the total Security Deposit shall be provided to Landlord within five (5) days after full execution of this Lease and such letter of credit shall be increased by, or a second letter of credit shall be issued in favor of Landlord with a face amount equal to, one-half (1/2) of the total Security Deposit on or before the date upon which Landlord commences construction of the Tenant Improvements. The letters of credit Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term, except as otherwise provided herein. If Tenant defaults with respect to any of its obligations under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds. If Tenant is not in default beyond the period of notice and opportunity to cure provided in Section 23 of this Lease at the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant within two (2) weeks following such expiration, provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Section 4 hereof has been determined and paid in full. If Landlord sells its interest in the Building during the Term and if Landlord deposits with the purchaser the Security Deposit (or balance thereof), then, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit. Provided Tenant is not in default beyond the period of notice and opportunity to cure provided in this Lease, the face amount of the letter(s) of credit shall be reduced as provided herein until the face amount of the letter(s) of credit is reduced to One Hundred Fifty-Five Thousand Dollars ($155,000.00) in the aggregate as follows: (a) the face amount of the letter(s) of credit shall be reduced by Eighty-Seven Thousand Five Hundred Dollars ($87,500.00) upon the first to occur of (i) an increase of Tenant's Base Shareholders' Equity (exclusive of income from extraordinary sources and expenses of extraordinary events) by Ten Million Dollars ($10,000,000.00) or more (the "First Increased Shareholders' Equity") over any period of four (4) consecutive fiscal quarters of the Lease Term (Tenant hereby representing and warranting to Landlord that Tenant's "Base Shareholders' Equity" as of September 30, 2000 is $90,519,000) or (ii) Tenant achieving net income from operations (exclusive of income from extraordinary sources and expenses of extraordinary events) of Eight Million Two Hundred Thirty Thousand Dollars ($8,230,000.00) over any period of four (4) consecutive fiscal quarters of the Lease Term; (b) the face amount of the letter(s) of credit shall further reduce by Eighty-Seven Thousand Five Hundred Dollars ($87,500.00) upon the earlier to occur of (i) such time as Tenant's First Increased Shareholders' Equity (exclusive of income from extraordinary sources and expenses of extraordinary events) shall increase by Ten Million Dollars ($10,000,000.00) or more over any period of four (4) consecutive fiscal quarters of the Lease Term following the most recent prior reduction of the letter(s) of credit (the "Second Increased Shareholders' Equity") or (ii) Tenant achieves net income from operations (exclusive of income from extraordinary sources and expenses of extraordinary events) of Ten Million Dollars ($10,000,000.00) or more over any period of four (4) consecutive fiscal quarters of the Lease Term following the most recent prior reduction of the letter(s) of credit; (c) the face amount of the letter(s) of credit shall further reduce by Eighty-Seven Thousand Five Hundred Dollars ($87,500.00) upon the earlier to occur of (i) such time as Tenant's Second Increased Shareholders' Equity (exclusive of income from extraordinary sources and expenses of extraordinary events) shall increase by Ten Million Dollars ($10,000,000.00) or more over any period of four (4) consecutive fiscal quarters of the Lease Term following the most recent prior reduction of the letter(s) of credit (the "Third Increased Shareholders' Equity") or (ii) Tenant achieving net income from operations (exclusive of income from extraordinary sources and expenses of extraordinary events) increases by Ten Million Dollars ($10,000,000.00) or more over any period of four (4) consecutive fiscal quarters of the Lease Term following the most recent prior reduction of the letter(s) of credit; and (d) the face amount of the letter(s) of credit shall further reduce by Eighty-Seven Thousand Five Hundred Dollars ($87,500.00) upon the earlier to occur of (i) such time as Tenant's Third Increased Shareholders' Equity (exclusive of income from extraordinary sources and expenses of extraordinary events) shall increase by Ten Million Dollars ($10,000,000.00) or more over any period of four (4) consecutive fiscal quarters of the Lease Term following the most recent prior reduction of the letter(s) of credit or (ii) Tenant achieving net income from operations (exclusive of income from extraordinary sources and expenses of extraordinary events) of Ten Million Dollars ($10,000,000.00) or more over any period of four (4) consecutive fiscal quarters of the Lease Term following the most recent prior reduction of the letter(s) of credit.

6. USE.

6.1 GENERAL. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.12 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Tenant shall observe and comply with the "Rules and Regulations" attached hereto as Exhibit "E", and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of the Project or the Building of any such Rules and Regulations. Tenant shall, at its sole cost and expense, observe and comply with all recorded covenants, conditions and restrictions now or hereafter affecting the Project, and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990 ("ADA") as to provisions thereof in effect after the Commencement Date as it pertains to Tenant's use, occupancy, improvement and alteration of the Premises. Tenant will have no obligation to comply with applicable law related to the structural portion of the Premises, unless resulting from alterations required by Tenant. Tenant reserves the right to contest the applicability of any laws, statutes, codes, rules and regulations relating to the condition of the Premises or use of the Premises. Tenant's obligation with respect to such compliance will cease on the expiration or earlier termination of this Lease and Tenant will not be obligated to deliver the Premises to Landlord in compliance with applicable laws, statutes, codes, rules and regulations, except as the Premises have been modified by Tenant in accordance therewith. Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions affecting the Site or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or Building, or (b) for any unlawful purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project or the Building, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building, the Project or the Site, nor commit or suffer to be committed any waste in, on or about the Premises.

6.2 PARKING.

(a) Tenant's Parking Privileges. During the Term of this Lease, Tenant will be entitled to use without charge (other than Tenant's Percentage of Operating Expenses attributable to parking) the number of parking spaces specified in Section 1.16 of the Summary hereof for use by Tenant's employees, customers, invitees, licensees, contractors and agents in the common parking areas for the Building within the Project. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas forth a Building and Project (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided without charge the number of parking spaces designated in Section 1.16 of the Summary and provided if Landlord shall ever elect to assign parking spaces to any tenants of the building, Tenant shall receive a ratable allocation of assigned parking spaces as well on such terms and conditions upon which such parking may be provided, provided in all events all of Tenant's parking spaces shall be provided to Tenant without charge other than the payment by Tenant of Tenant's Percentage of Operating Expenses attributable to parking.

(b) Parking Rules. The use of the parking areas shall be subject to the Parking Rules and Regulations contained in Exhibit "E" attached hereto and any other reasonable, non-discriminatory rules and regulations adopted by Landlord from time to time. Tenant shall not use more parking privileges than its allotment. Tenant's parking privileges shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pick-up trucks or Tenant's usual four (4) or six (6) wheel delivery vans and four (4) wheel vehicles. Tenant shall use all reasonable efforts and due diligence not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those reasonably designated by Landlord for such activities so long as a reasonable loading zone for the Building is designated by Landlord for Tenant's use. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, upon reasonable notice, in addition to such other rights and remedies that it may have at law or in equity, to remove or tow away the vehicle involved at the expense of the owner of the vehicle.

6.3 SIGNS AND AUCTIONS. Except for Tenant's name on the directory board in the Building lobby and identity sign at the entry doors of the Premises (which sign shall be consistent with the Building's signage program and otherwise subject to Landlord's prior written approval), Tenant shall have no right to place any sign upon the Premises, the Building, Site or Project or which can be seen from outside the Premises. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or Site. Provided such signage is approved by the Harbor Bay Isle Association and all governmental agencies with jurisdiction, Tenant will have the right, at Tenant's sole cost and expense, to install during the Term one (1) non-exclusive sign on the exterior of the Building located in approximately the location depicted on Exhibit "A-2" attached hereto ("BUILDING SIGN"), subject to the terms of this Section 6.3. Landlord agrees to support Tenant's application to the Harbor Bay Isle Association for Tenant's Building Sign. The specifications, plans and elevations for the Building Sign (including the graphics, materials, color, design, lettering, height, lighting, size and quality) will be in accordance with the Building's signage program, all applicable governmental laws, rules and regulations and the Harbor Bay Isle Association's sign program, and will be subject to Landlord's prior written approval. The Building Sign must be installed under the supervision of Landlord by a contractor approved by Landlord and must be installed in a lien-free manner in accordance with the provisions of this Lease. The Building Sign must be maintained, at the sole cost and expense of Tenant, pursuant to a maintenance program approved and supervised by Landlord. Upon the expiration or earlier termination of this Lease, Tenant, at Tenant's sole cost and expense (subject to Landlord's supervision), will cause the Building Sign to be removed and the Building to be restored to the condition existing prior to the placement of such sign. If Tenant fails to remove such sign and restore the Building as provided above within thirty (30) days following Landlord's demand therefor, then Landlord may perform such work and all costs and expenses incurred by Landlord in so performing such work will be reimbursed by Tenant to Landlord within ten (10) days following Landlord's delivery to Tenant of an invoice therefor, plus interest at the Interest Rate. The Building Sign rights hereinabove provided are personal to the original Tenant executing this Lease and may not be assigned or transferred to, or utilized by, any other person or entity. Tenant hereby acknowledges that the restrictive covenants, promulgated by the Harbor Bay Isle Association, currently affecting the Premises prohibit the Building Sign permitted by this Section 6.3; however, Tenant may, with Landlord's cooperation (but without any cost to Landlord), apply to the Harbor Bay Isle Association for approval of the Building Sign described herein. Notwithstanding anything to the contrary contained herein, Landlord's consent to Tenant's installation of the Building Sign and Landlord's agreement to cooperate with Tenant's application to the Harbor Bay Isle Association for the approval of such Building Sign, as provided herein, in no manner constitute a warranty by Landlord that Tenant will obtain approval of the Building Sign from the Harbor Bay Isle Association.

6.4 HAZARDOUS MATERIALS. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to Tenant or the Premises and (ii) be and remain in compliance in all material respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Premises. As used in this Lease, the term "ENVIRONMENTAL LAW" means any past, present or future federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. "ENVIRONMENTAL PERMITS" means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute "Hazardous Materials" as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, or contractors (collectively, "TENANT'S PARTIES"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused (or within the Premises only, permitted) by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises, the Building or any other portion of the. Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). At all times during the Term of this Lease, upon not less than twenty-four (24) hours prior written notice to Tenant, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS"), and freon and other chlorofluorocarbons. The provisions of this Section 6.4 will survive the expiration or earlier termination of this Lease.

To the fullest extent permitted by law, Landlord agrees to promptly indemnify, protect, defend and hold harmless Tenant and Tenant's officers, directors, employees, contractors, agents, successor and assigns (collectively "TENANT INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including without limitation, clean up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultants fees and expert fees and court costs) which arise as the result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project which predates Tenant's occupancy of the Premises or which are caused by Landlord, its agents or employees. Landlord agrees to promptly notify Tenant of any release of Hazardous Materials on any portion of the Project that Landlord becomes aware of during the Term of this Lease. To the extent the presence of Hazardous Materials on the Project which is not caused by Tenant or any Tenant Parties, causes a material interference with the conduct of Tenant's business in the Premises or poses a material health risk to any of the Tenant's Indemnified Parties, Tenant will be entitled to an abatement of rent until the Hazardous Materials are abated. If such interference continues for a period in excess of six (6) months from Landlord's notice thereof or Tenant's discovery thereof, Tenant will be entitled to cancel and terminate this Lease upon written notice to Landlord, in addition to any other remedy available at law or in equity.

6.5 OCCUPANCY LEVEL. Without in any way increasing Landlord's obligations to provide parking in the amount to be provided to Tenant as provided in this Lease, Tenant covenants and agrees that the number of persons occupying the Premises shall not exceed one hundred ninety-five (195) persons. If Landlord at any time reasonably determines that more than one hundred ninety-five (195) persons occupy the Premises on a day-to day basis, Landlord shall notify Tenant and Tenant shall have thirty (30) days after receipt of Landlord's notice to either (a) reduce the occupancy level to one hundred ninety-five (195) persons or less or (b) notify Landlord of Tenant's desire to lease additional space in the Building or elsewhere in the Project. If Landlord does not receive notice of Tenant's desire to lease additional space in the Building or the Project within thirty (30) days after the date of receipt of Landlord's notice of the violation of the maximum occupancy provision, and if the Premises occupancy level remains in excess of the maximum allocation as of the thirtieth (30th) day following the date of receipt of Landlord's notice, Tenant shall automatically be deemed in default of this Lease and Landlord shall be entitled to exercise any and all remedies set forth in this Lease or at law or in equity by reason of such default. If Tenant selects option (b), subject to the availability of space in the Building or the Project, the parties shall in good faith, negotiate a proposal to expand the Premises. If no space will be available in the Building or elsewhere in the Project within ninety (90) days after Landlord's receipt of Tenant's request to lease additional space, or if Landlord and Tenant have not reached an agreement with respect to any available expansion space within thirty
(30) days after Landlord's receipt of Tenant's request to lease additional space, Tenant shall have an additional twenty (20) days to reduce the occupancy level of the Premises to the required maximum. Should Tenant fail to reduce the occupancy level within said additional twenty (20) day period, Tenant shall automatically be deemed in default of this Lease and Landlord shall be entitled to exercise any and all remedies set forth in this Lease or at law or in equity by reason of such default.

7. PAYMENTS AND NOTICES.

All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the first address designated in Section 1.1 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission sent by a machine capable of confirming transmission receipt, with a hard copy of such notice delivered no later than one (1) business day after facsimile transmission by another method specified in this Section 7, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section 1.2 of the Summary, or to Landlord at the address(es) designated in Section 1.1 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given
(i) upon confirmed transmission if sent by facsimile transmission, provided such transmission is prior to 3:00 p.m. on a business day (if such transmission is after 3:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (ii) when actually received or. refused by the party to whom sent if delivered by a carrier or personally served or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt. For purposes of this Section 7, a "BUSINESS DAY" is Monday through Friday, excluding holidays observed by the United States Postal Service.

8. BROKERS.

The parties recognize that the broker(s) who negotiated this Lease are stated in
Section 1.13 of the Summary, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker(s) pursuant to the terms of a separate commission agreement, and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

9. SURRENDER; HOLDING OVER.

9.1 SURRENDER OF PREMISES. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and exclusive possession of the Premises to Landlord broom clean and in first-class condition and repair, reasonable wear and tear excepted (and casualty damage excepted if this Lease is terminated as a result thereof pursuant to Section
18), with all of Tenant's personal property (and those items, if any, of Tenant Improvements and Tenant Changes identified by Landlord pursuant to Section 12.2 below) removed therefrom and all damage caused by such removal repaired; as required pursuant to Sections 12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease (including upon the expiration of any subsequent month-to-month tenancy consented to by Landlord pursuant to Section 9.2 below), with such removal and repair obligations completed, then, in addition to the provisions of Section 9.3 below and Landlord's rights and remedies under Section 12.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

9.2 HOLD OVER. If, with Landlord's express written consent, Tenant remains in possession of the Premises after the expiration or earlier termination of the Lease Term, Tenant shall become a tenant from month-to-month upon the terms and conditions set forth in this Lease (including Tenant's obligation to pay all Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs and any other additional rent under this Lease), but at a Monthly Basic Rent equal to one hundred fifty percent (150%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Tenant shall pay an entire month's Monthly Basic Rent calculated in accordance with this Section 9.2 for any portion of a month it holds over and remains in possession of the Premises pursuant to this
Section 9.2 unless Tenant shall provide Landlord with at least thirty (30) days prior written notice of the precise date upon which Tenant will vacate the Premises in which event the holdover rent shall be prorated for the actual number of days Tenant holds over at the Premises. This Section 9.2 shall not be construed to create any expressed or implied right to holdover beyond the expiration of the Lease Term or any extension thereof.

9.3 NO EFFECT ON LANDLORD'S RIGHTS. The foregoing provisions of this Section 9 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided by law or equity.

10. TAXES ON TENANT'S PROPERTY.

Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to the Building's standard tenant improvements are assessed. Tenant will not be obligated to pay any portion of taxes and assessments described in the preceding sentence related to other premises within the Project; Landlord will upon receipt of a written request therefore and, as a condition to Tenant's obligation to pay any portion of such taxes and assessments that are not separately assessed, provide reasonable supporting data to assure Tenant that the amount claimed to be due does not include such items for premises other than the Premises. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within thirty (30) days after receipt of demand by Landlord accompanied by reasonable supporting data showing Landlord's method of determination of the amount claimed to be due to Landlord; any dispute regarding the foregoing will be resolved pursuant to Section 24 of this Lease.

11. CONDITION OF PREMISES: REPAIRS.

11.1 CONDITION OF PREMISES. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Site or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Site, the Premises, the Tenant Improvements therein, the Building and the Common Areas were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, pursuant to Exhibit "C" completed and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto, except as provided in Exhibit "C" and except to the extent required by applicable laws, statutes, codes, rules and regulations with respect to the portion of the Premises to be maintained by Landlord pursuant to Section 11.2 hereof.

11.2 LANDLORD'S REPAIR OBLIGATIONS. Subject to Section 18.1 and 18.2 of this Lease, Landlord shall repair, maintain and replace, as necessary (a) as part of Operating Expenses, the Building shell and other structural portions of the Building (including the structural elements of the roof and foundations), provided repair and replacement of structural elements of roof, foundation and structural load bearing walls shall be performed at Landlord's sole cost and expense, (b) as part of Operating Expenses, the basic heating, ventilating, air conditioning ("HVAC"), sprinkler and electrical systems within the Building core and standard conduits, connections and distribution systems thereof within the Premises (but not any above standard improvements installed in the Premises such as, for example, but not by way of limitation, custom lighting, special or supplementary HVAC or plumbing systems or distribution extensions, special or supplemental electrical panels or distribution systems, or kitchen or restroom facilities and appliances to the extent such facilities and appliances are intended for the exclusive use of Tenant), and (c) as part of Operating Expenses, the Common Areas; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant's agents, employees, contractors or licensees, Tenant shall be responsible for such maintenance, repairs and replacements. Landlord shall not be liable to Tenant for failure to perform any such maintenance, repairs or replacements, unless Landlord shall fail to perform or commence to perform such maintenance, repairs or replacements and such failure shall continue for more than five (5) business days after Landlord's receipt of Tenant's written notice therefore. Landlord will be deemed to have commenced such maintenance, repair or replacement when Landlord or its agent has inspected the condition and commenced the work or contacted any outside service required in connection therewith provided Landlord proceeds diligently to complete or cause to be completed such work as soon as reasonably possible under the circumstances. In the event of an emergency which creates an immediate threat of injury to persons or damage to property, after reasonable efforts to contact Landlord, Tenant may make such repairs or maintenance as may reasonably be required at Landlord's expense and Landlord will reimburse Tenant its reasonable out of pocket costs within thirty (30) days of receipt of a bill therefor and evidence supporting Tenant's expenditures. Tenant shall be liable for any damage Tenant causes in performing any such repairs on Landlord's behalf. Any dispute will be resolved pursuant to the procedure set forth in
Section 24 of this Lease. Except as set forth herein, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).

11.3 TENANT'S REPAIR OBLIGATIONS. Except for Landlord's obligations specifically set forth in Sections 11.1,11.2,16.1,18.1 and 19.2 hereof, Tenant shall at all times and at Tenant's sole cost and expense, keep, maintain, clean, repair, preserve and replace, as necessary, the Premises and all parts thereof including, without limitation, all Tenant Improvements, Tenant Changes, utility meters, all special or supplemental HVAC systems, electrical systems, pipes and conduits, located within the Premises, all fixtures, furniture and equipment, including, without limitation, all computer, telephone and data cabling and equipment, Tenant's signs, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen and/or restroom facilities and appliances located within the Premises to the extent such facilities and appliances are intended for the exclusive use of Tenant, if any, custom lighting, and any alterations, additions and other property located within the Premises in first-class condition and repair, reasonable wear and tear excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the negligence or willful misconduct of Landlord, its agents or employees. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

12. ALTERATIONS.

12.1 TENANT CHANGES; CONDITIONS. After installation of the initial Tenant Improvements for the Premises pursuant to Exhibit "C", Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (collectively, "TENANT CHANGES") subject to and upon the following terms and conditions:

(a) Notwithstanding any provision in this Section 12 to the contrary, Tenant is absolutely prohibited from making any alterations, additions, improvements or decorations which: (i) affect any area outside the Premises; (ii) affect the Building's structure, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Project, the Building or the Common Areas; (iv) weaken or impair the structural strength of the Building; (v) in the reasonable opinion of Landlord, lessen the value of the Project or Building; or (vi) will violate or require a change in any occupancy certificate applicable to the Premises.

(b) Before proceeding with any Tenant Change which is not otherwise prohibited in Section 12.1(a) above, Tenant must first obtain
        Landlord's written approval thereof (including approval of all plans, specifications and working drawings for such Tenant Change), which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord's prior approval shall not be required for any Tenant Change which satisfies the following conditions (hereinafter a "PRE-APPROVED CHANGE"): (i) the costs of such Tenant Change does not exceed Thirty Thousand Dollars ($30,000.00) individually; (ii) the costs of such Tenant Change when aggregated with the costs of all other Tenant Changes made by Tenant during any year the Term of this Lease do not exceed One Hundred Thousand Dollars ($100,000.00); (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; (iv) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1; and (v) such Tenant Change does not affect the structure or the mechanical or electrical systems serving the Premises. Landlord's consent to such Tenant Changes shall be deemed granted unless within five (5) business days after receipt of Tenant's written request therefore accompanied by any required plans and specifications, Landlord notifies Tenant that such consent is denied stating the specific reason therefore and any modifications required for such consent. Notwithstanding the foregoing restrictions of this Section 12.1(b), Landlord's consent to recarpeting or painting the interior of the Premises will be not be required; provided Tenant shall notify Landlord of any such installations in advance and shall coordinate such work with Landlord to avoid any interference to other tenants.

(c) After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefor (or is deemed to have approved the Pre-Approved Changes as set forth in Section 12.1(b) above), Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with such contractors and subcontractors selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay (provided if Landlord shall not provide its approval or reasonable grounds for disapproval within five (5) business days, Landlord's approval shall be deemed given); (ii) before proceeding with any Tenant Change (including any Pre-Approved Change), provide Landlord with ten (10) days' prior written notice thereof; and
        (iii) pay to Landlord, within ten (10) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Tenant Changes in the fire and extended coverage insurance obtained by Landlord pursuant to Section 21 below. However, Landlord shall be required to include the Tenant Changes under such insurance only to the extent such insurance is actually obtained by Landlord and such Tenant Changes are insurable under such insurance; if such Tenant Changes are not or cannot be included in Landlord's insurance, Tenant shall insure the Tenant Changes under its casualty insurance pursuant to
        Section 20.1(a) below. In addition, before proceeding with any Tenant Change, Tenant's contractors shall obtain, on behalf of Tenant and at Tenant's sole cost and expense all necessary governmental permits and approvals for the commencement and completion of such Tenant Change. Landlord's approval of any contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractors) from any liability for any conduct or acts of such contractor(s) and/or subcontractor(s).

(d) Tenant shall pay to Landlord, as additional rent, the reasonable costs not to exceed a total of One Thousand Five Hundred Dollars ($1,500.00) of Landlord's engineers and other consultants (but not Landlord's on-site management personnel) for review of all plans, specifications and working drawings for the Tenant Changes that require Landlord's consent, within thirty (30) business days after Tenant's receipt of invoices either from Landlord or such consultants. In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any Tenant Change, the actual, reasonable costs incurred by Landlord for services rendered by Landlord's management personnel (not to exceed $85.00 per hour) and engineers to coordinate and/or supervise any of the Tenant Changes to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

(e) All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings if Landlord's consent thereto is required; (ii) lien-free and in a first-class workmanlike manner; (iii) in compliance with all laws, rules, regulations of all governmental agencies and authorities including, without limitation, the provisions of the ADA then in effect (provided that Landlord has delivered the Premises in full compliance with all ADA requirements in effect as of the Commencement Date); (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Project or Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Project or Building; and (v) at such times, in such manner and subject to such reasonable rules and regulations as Landlord may from time to time reasonably designate provided that Tenant shall be entitled to make such Tenant Changes during normal business hours so long as the conduct thereof does not materially interfere with other tenants of the Project.

(f) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Section 20 of this Lease.

12.2 REMOVAL OF TENANT CHANGES AND TENANT IMPROVEMENTS. All Tenant Improvements and Tenant Changes in the Premises shall become the property of Landlord upon the expiration or earlier termination of this Lease and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided, however, Landlord may, by written notice delivered to Tenant at the time Landlord's consent thereto is granted or, at any time prior to the date which is thirty (30) days before the expiration of the Lease Term (or immediately upon any sooner termination of this Lease) as to those Tenant Changes for which Landlord's consent is not required, identify those items of the Tenant Changes which Landlord shall require Tenant to remove at the end of the Term of this Lease. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or shall pay to Landlord all of Landlord's costs of such removal and repair if Tenant refuses to remove such items). In no event will Tenant be required to remove carpets or other floor coverings or to repaint the Premises. Tenant hereby represents and warrants that Tenant will invest approximately Seven Hundred Fifty Thousand Dollars ($750,000.00) in the Tenant Improvements in accordance with the terms of the Work Letter Agreement attached to this Lease as Exhibit "C". If Tenant fails to expend Seven Hundred Fifty Thousand Dollars ($750,000.00) on the Tenant Improvements for the Premises, Landlord shall have the right to require that Tenant increase its Security Deposit letter(s) of credit by the difference between Seven Hundred Fifty Thousand Dollars ($750,000.00) and the amount actually expended by Tenant on the Tenant Improvements, and such increased amount shall not be subject to reduction as provided in Section 5. Landlord shall advise Tenant prior to the commencement of construction of the Tenant Improvements, if Tenant shall be obligated to remove any of the Tenant Improvements upon the expiration or earlier termination of the Lease; provided, however, in any event, Tenant shall not be required to remove electrical wiring, wiring trays, terminators, outlets, junction boxes and the like.

12.3 REMOVAL OF PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and moveable partitions and all specialized data processing equipment and telecommunications equipment including telecommunications and computer cabling [but excluding conduit and risers for such cabling which Tenant shall not be obligated to remove]) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall promptly repair any damage caused by such removal.

12.4 TENANT'S FAILURE TO REMOVE. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Changes identified by Landlord for removal pursuant to Section 12.2 above, or if Tenant fails to comply with its obligations under Section 12.3, Landlord may, at its option, remove and store such items in accordance with applicable law and/or upon ten (10) days' prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

13. LIENS.

Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Project, the Site, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, unconditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded to Landlord's reasonable satisfaction so that it no longer affects title to the Project, the Site, the Building or the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within thirty (30) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

14. ASSIGNMENT AND SUBLETTING.

14.1 RESTRICTION ON TRANSFER. Except as otherwise expressly provided in this
Section 14, Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease, license or the like shall sometimes be referred to as a "TRANSFER"). In no event may Tenant encumber this Lease. Any Transfer without Landlord's consent (except for a Permitted Transfer pursuant to Section 14.2 below) shall constitute a default by Tenant under this Lease, and in addition to all of

Landlord's other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord's election. In addition, this Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

14.2 PERMITTED CONTROLLED TRANSFERS. Notwithstanding the provisions of Sections
14.1 above to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a "PERMITTED TRANSFER"), without Landlord's consent and without extending any sublease or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that: (a) at least thirty (30) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee described in Section 14.3 below; (b) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (c) the financial net worth of the assignee or sublessee equals or exceeds Ninety Million Dollars ($90,000,000.00), as increased on an annual basis by the annual increase in the consumer price index - All Items; (d) Tenant remains fully liable under this Lease except in the case of a merger in which Tenant is not the surviving entity in which event the net worth of the surviving entity shall not be less than Ninety Million Dollars ($90,000,000.00), as increased on an annual basis by the annual increase in the consumer price index - All Items; (e) the use of the Premises under Article 6 remains unchanged; or (f) any license of the use of a portion of the Premises by third party customers, service providers and other parties conducting business with Tenant under a written contract with Tenant (other than a lease, sublease or license for use of space within the Premises), where the portion of the Premises licensed for use by such third parties does not exceed a total of thirty percent (30%) of the rentable square footage of the Premises and Tenant does not derive any rental profit from such licensee occupancies.

14.3 LANDLORD'S OPTIONS. If at any time or from time to time during the Term Tenant desires to effect a Transfer other than a Permitted Transfer, Tenant shall deliver to Landlord written notice ("TRANSFER NOTICE") setting forth the terms and provisions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a "TRANSFEREE"). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and financial statements for the preceding two (2) years of the Transferee which have been certified or audited by a reputable independent accounting firm acceptable to Landlord, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Except with respect to a Permitted Transfer, Landlord shall have the option, exercisable by written notice delivered to Tenant within twenty (20) days after Landlord's receipt of the Transfer Notice, such financial statements and other information, either to:

(a) approve or disapprove such Transfer, which approval shall not be unreasonably withheld or delayed, provided that if Landlord has not declined its consent in writing or stated its election pursuant to (b) below within twenty (20) days from receipt of Tenant's request for consent accompanied by all supporting data required by this Lease stating with specificity the reason therefore, Tenant shall deliver to Landlord a second request for consent, if Landlord has not delivered its consent in writing or stated its election pursuant to (b) below within ten (10) days from receipt of Tenant's second request, then Landlord's consent will be deemed granted; or

(b) sublet from Tenant that portion of the Premises which Tenant has requested to sublease at the rental and on the other terms set forth in this Lease prorated for the portion of the Premises to be sublet and for the term set forth in Tenant's Notice, or, in the case of an assignment or encumbrance, terminate this Lease with respect to the entire Premises and recapture the Premises, which termination shall be effective ninety
       (90) days after Tenant's receipt of Landlord's notice, unless Tenant elects not to proceed with such sublease by written notice to Landlord within thirty (30) days of Landlord's notice to Tenant of its election.

If Landlord exercises its option to sublease any such space from Tenant following Tenant's request for Landlord's approval of the proposed sublease of such space, (i) Landlord shall be responsible for the construction of any partitions which Landlord reasonably deems necessary to separate such space from the remainder of the Premises, (ii) Landlord shall pay to Tenant the documented unamortized costs of the Tenant Improvements installed in the Premises at Tenant's cost and any documented unamortized brokerage fees paid by Tenant in connection with its leasing of the Premises, and (iii) Landlord and any sub-subtenant or assignee of Landlord with respect to such subleased space shall have the right to use in common with Tenant all lavatories, corridors and lobbies which are within the Premises and which are reasonably required for the use of such space on the same basis and to the same extent (if any) as any sublessee proposed by Tenant.

14.4 ADDITIONAL CONDITIONS; EXCESS RENT. If for a Transfer other than a Permitted Transfer Landlord does not exercise its sublease or termination option and instead approves of the proposed Transfer pursuant to Section 14.3(a) above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions:

(a) the Transfer shall be on substantially the same terms set forth in the Transfer Notice delivered to Landlord (if the terms have materially changed, Tenant must submit a revised Transfer Notice to

       Landlord and Landlord shall have another thirty (30) days after receipt thereof to make the election in Sections 14.3(a) or 14.3(b) above);

(b) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument affecting the Transfer has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease (or with respect to a sublease of a portion of the Premises or for a portion of the Term, all of Tenant's obligations applicable to such portion);

(c) no Transferee shall have a further right to assign, encumber or sublet, except on the terms herein contained; and

(d) fifty percent (50%) of any rent or other economic consideration received by Tenant as a result of such Transfer which exceeds, in the aggregate,
       (i) the total rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any reasonable brokerage commissions, attorneys' fees and reasonable tenant improvement costs actually paid by Tenant in connection with such Transfer, shall be paid to Landlord within ten (10) days after receipt thereof as additional rental under this Lease, without affecting or reducing any other obligations of Tenant hereunder.

14.5 REASONABLE DISAPPROVAL. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer (other than a Permitted Transfer) pursuant to Section 14.3(a) shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transfer would result in more than two subleases of portions of the Premises being in effect at any one time during the Term; (b) the proposed Transferee is an existing tenant of the Project or is negotiating with Landlord (or has submitted to Landlord or received from Landlord a written proposal to lease in the last six (6) months) for space in the Project; (c) the proposed Transferee is a governmental entity; (d) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (e) the use of the Premises by the Transferee is not permitted by the use provisions in Section 6 hereof; (f) the Transfer would likely result in significant increase in the use of the parking areas or Common Areas by the Transferee's employees or visitors, and/or significantly increase the demand upon services to be provided by Landlord to the Premises; (g) the Transferee is not in Landlord's reasonable opinion of reputable or good character; or (h) the Transferee does not have the financial capability to fulfill the obligations imposed by this Lease. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Section 14, Tenant's and such Transferee's only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease except to the extent of any claim that such consent is withheld maliciously or in bad faith.

14.6 NO RELEASE. No Transfer shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease beyond the period of notice and opportunity to cure provided herein. Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy there of to Landlord. However, the acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any 'successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant or any sublessee or assignee of liability under this Lease.

14.7 ADMINISTRATIVE AND ATTORNEYS' FEES. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer, then Tenant shall, within thirty (30) days after receipt of a bill accompanied by a copy of any legal bill related thereto, pay Landlord any reasonable attorneys' fees and costs not to exceed a total of One Thousand Dollars ($1,000.00) incurred by Landlord in connection with such Transfer or request for consent. Acceptance of and/or reimbursement of Landlord's attorneys' fees shall in no event obligate Landlord to consent to any proposed Transfer.

14.8 MATERIAL INDUCEMENT. Tenant understands, acknowledges and agrees that (a) Landlord's option to sublease from Tenant any space which Tenant proposes to sublease or terminate this Lease upon any proposed assignment or encumbrance of this Lease by Tenant, other than a Permitted Transfer as provided in Section 14.3(b) above, rather than approve the proposed sublease, assignment or encumbrance, and (b) Landlord's right to receive fifty percent (50%) of any excess consideration paid by a Transferee in connection with an approved Transfer as provided in Section 14.4(d) above, are a material inducement for Landlord's agreement to lease the Premises to Tenant upon the terms and conditions herein set forth.

14.9 JUDICIAL REFERENCE. In the event of any dispute between the parties pertaining to any matters under this Article 14, the parties agree to submit such dispute to judicial reference pursuant to Section 24.

15. ENTRY BY LANDLORD.

Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Project. The foregoing entries by Landlord will not entitle Tenant to an abatement of rent or constitute breach of Landlord's covenant of quiet enjoyment, except to the extent that improvements or repairs to the Premises or the Project are performed by Landlord in a negligent manner (other than those resulting from the acts or neglect of Tenant) and result in a material interference with the conduct of Tenant's business. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations and for scheduled services). Any dispute between the parties concerning Landlord's conduct under this Section 15 will be resolved pursuant to Section 24 of this Lease. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Except with respect to scheduled janitorial services, Landlord will not be entitled to access to the Premises without the accompaniment of an officer of Tenant or person designated by an officer of Tenant.

16. UTILITIES AND SERVICES.

16.1 STANDARD UTILITIES AND SERVICES. Landlord shall furnish or cause to be furnished to the Premises the following minimum utilities and services (Landlord reserves the right to adopt nondiscriminatory reasonable modifications and additions to the following provisions from time to time):

(a) Landlord shall make the elevator of the Building available for Tenant's non-exclusive use, twenty four (24) hours per day.

(b) Landlord shall furnish during the Business Hours for the Building specified in Section 1.17 of the Summary, heating, ventilation and air conditioning ("HVAC") for the Premises as required for the comfortable and normal occupancy of the Premises. The cost of maintenance and service calls to adjust and regulate the HVAC system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this Section 16, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then-current journeyman's wages for HVAC mechanics. HVAC will be separately metered to the Premises.

(c) Landlord shall furnish to the Premises twenty-four (24) hours per day, reasonable quantities of electric current as required by the Final Plans which will be submetered to the Premises. Landlord shall also furnish water to the Premises twenty-four (24) hours per day for drinking and lavatory purposes, in such quantities as required in Landlord's judgment for the comfortable and normal use of the Premises. If Tenant requires or consumes water in excess of what is considered reasonable or normal by Landlord, Landlord may require Tenant to pay to Landlord, as additional rent, the cost as fairly determined by Landlord incurred for such excess usage.

(d) Landlord shall furnish janitorial services to the Premises five (5) days per week pursuant to janitorial and cleaning specifications attached as Exhibit "G" to this Lease. No person(s) other than those persons approved by Landlord shall be permitted to enter the Premises for such purposes. Janitor service will not be furnished to rooms occupied after 7:30 p.m. or to rooms which are locked unless a key is furnished to the Landlord for use by the janitorial contractor. Window cleaning shall be done only by Landlord, at such time and frequency as determined by Landlord at Landlord's sole discretion but not less often than twice per annum. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices. If janitorial services provided to the Premises by Landlord pursuant to and as part of Operating Expenses are inadequate in Tenant's reasonable opinion, Tenant will notify Landlord in writing. Landlord will utilize reasonable efforts and due diligence to satisfy or cause to be satisfied Tenant's reasonable objections to such service. Tenant may require a change in janitorial service to the Premises if such service remains unsatisfactory after providing to Landlord written notice of the details with respect to which such service is unsatisfactory and the expiration of a thirty (30) day period in which to correct such deficiencies, provided that if Landlord and Tenant cannot agree upon a replacement janitorial service within a reasonable time, Tenant shall contract for its own janitorial service to the Premises only (subject to Landlord's right to reasonably approve the scope of janitorial services to the Premises if the scope of such services is other than as set forth on Exhibit "G"), and Tenant shall pay all costs of such service directly, without any limitation on such charges.

(e) Landlord may provide security service or protection in the Building, in any manner deemed reasonable by Landlord at Landlord's sole discretion, from the Commencement Date throughout the Term.

(f) Landlord will install electricity and HVAC meters in the Premises to measure Tenant's consumption of such utilities, including any after-hours and extraordinary usage described above at Tenant's sole cost and expense or as a charge against the Allowance pursuant to Final Plans.

The costs of Building services shall be included in Operating Expenses and all charges with respect to utilities shall be included in Utilities Costs as defined in Section 4.7 above. Landlord may, but is not obligated to, provide additional services requested by Tenant; provided, however, that if Landlord does provide such extra services as requested by Tenant, Tenant agrees to pay a five percent (5%) administration fee for the provisions of such services. Tenant will pay the cost of utilities separately metered to the Premises in lieu of any charge therefore as Utility Costs, except to the extent such utilities are provided to the Common Areas.

Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for service from any company or companies providing electricity service other than Alameda Power ("SERVICE PROVIDER"). Tenant shall cooperate with Landlord and the Service Provider at all times and, as reasonably necessary, shall allow Landlord and Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Service Provider is no longer available or suitable for Tenant's requirements, no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

16.2 TENANT'S OBLIGATIONS. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable non-discriminating regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building's services and systems. Tenant shall not use any apparatus or device in, upon or about the Premises pursuant to the Final Plans which may in any way increase the amount of services or utilities usually furnished or supplied to the Premises or other premises in the Building. In addition, Tenant shall not connect any conduit, pipe, apparatus of other device to the Building's water, waste or other supply lines or systems for any purpose. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building.

16.3 FAILURE TO PROVIDE UTILITIES. Landlord's failure to furnish any of the utilities and services described in Section 16.1 above when such failure is caused by all or any of the following shall not result in any liability of
Landlord: (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; or (e) any other cause beyond Landlord's reasonable control. In addition, in the event of the failure of any said utilities or services, no eviction of Tenant shall result, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease and Tenant shall not be entitled to any abatement or reduction of rent unless such failure or interruption results from an elective change in Service Providers initiated by Landlord or the negligence of Landlord, its agents, employees or contractors, where such interruption in services continues for more than twenty four (24) hours (except as expressly provided in Sections 18.3 and 19.2 if such failure is a result of a damage or taking described therein and except that if Tenant shall be unable under applicable laws to maintain and operate its back up Generator system as provided in Section 36 below, the time frame for which interruption of utility service shall result in rent abatement as provided herein shall be reduced to eight [8] hours), in which event Tenant will be entitled to as its sole remedy an abatement of rent to the extent of and for the duration of the interruption in utilities and services from the commencement of interruption until utilities or services are restored. In the event of any stoppage or interruption of services or utilities, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.

17. INDEMNIFICATION AND EXCULPATION.

17.1 TENANT'S ASSUMPTION OF RISK AND WAIVER. Subject to the terms of Section 22 and except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, nor for (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise,
(iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Premises, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this Section 17.1, all property of Tenant, its agents, employees and invitees kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the negligence or willful misconduct of Landlord. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

17.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord's members, partners, officers, directors, shareholders, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs (collectively, "INDEMNIFIED CLAIMS"), arising or resulting from (a) any occurrence at the Premises following the date Landlord delivers all or any portion of the Premises to Tenant, unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors, (b) any act or omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or with respect to acts or omissions within the Premises only, Tenant's invitees (collectively, "TENANT PARTIES"); (c) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere in the Project; and/or (d) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises. Tenant shall in no event be liable to Landlord for any consequential damages or for loss of revenue or income and Landlord waives any and all claims for any such damages. The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof, whether or not Landlord or its mortgagee has or should have knowledge or notice of the defect or conditions causing or contributing to such injury, death, loss or damage. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably acceptable to Landlord.

17.3 LANDLORD'S INDEMNIFICATION OF TENANT. Notwithstanding anything to the contrary contained in Section 17.1 or 17.2, Tenant shall not be required to protect, defend, save harmless or indemnify Landlord from any liability for injury, loss, accident or damage to any person resulting from (i) Landlord's negligent acts or omissions or willful misconduct or that of its agents, contractors, servants, employees or licensees, in connection with Landlord's activities on or about the Premises or elsewhere in the Project or (ii) any occurrence within the Project, but outside of the Premises, unless caused by the negligence or willful misconduct of Tenant or any Tenant Parties, and subject to the terms of Section 22, Landlord hereby indemnifies and agrees to protect, defend and hold Tenant harmless from and against Indemnified Claims arising out of Landlord's negligent acts or omissions or willful misconduct or those of its agents, contractors, servants, employees or licensees or any other occurrence anywhere within the Project outside of the Premises unless caused by the negligence or willful misconduct of Tenant or any Tenant Parties, provided Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. Landlord's and Tenant's indemnification obligations hereunder may or may not be coverable by insurance, but the failure of either Landlord or Tenant to carry insurance covering the indemnification obligation shall not limit their indemnity obligations hereunder.

17.4 SURVIVAL; NO RELEASE OF INSURERS. The indemnification obligations under
Section 17.2 and 17.3 shall survive the expiration or earlier termination of this Lease. Landlord's and Tenant's covenants, agreements and indemnification in Sections 17.1, 17.2 and 17.3 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord and Tenant pursuant to the provisions of this Lease.

18. DAMAGE OR DESTRUCTION.

18.1 LANDLORD'S RIGHTS AND OBLIGATIONS. In the event the Premises or any part of the Building is damaged by fire or other casualty to an extent not exceeding fifty percent (50%) of the full replacement cost thereof, and Landlord's contractor estimates in a writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within two hundred seventy (270) days, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises or any other part of the Building is damaged to an extent exceeding fifty percent (50%) of the full replacement cost thereof, or Landlord's architect reasonably determines that such work of repair, reconstruction and restoration will require longer than two hundred seventy (270) days to complete, then Landlord may elect to either:

(a) repair, reconstruct and restore the portion of the Building and Premises damaged by such casualty (including the Tenant Improvements and, to the extent of insurance proceeds received from Tenant, Tenant Changes), in which case this Lease shall continue in full force and effect; or

(b) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

Under any of the conditions of this Section 18.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within thirty (30) days after the casualty.

If the Premises are destroyed and Landlord's contractor determines that the Premises cannot be restored within 270 days from the date of the casualty, Tenant will have the right to cancel this Lease by written notice to Landlord within sixty (60) days after the occurrence of the casualty. If Landlord's contractor determines that the Premises can be restored within 270 days and Landlord elects to rebuild the Premises or the Building and such reconstruction is not completed within two hundred seventy (270) days from the date of the casualty (subject to extension for Force Majeure Delays not to exceed 30 days and Tenant Delays) Tenant may terminate this Lease on thirty (30) days written notice to Landlord.

18.2 TENANT'S COSTS AND INSURANCE PROCEEDS. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) make available to Landlord by depositing into an escrow account for disbursement to Landlord during the course of reconstruction, all insurance proceeds received by Tenant with respect to the Tenant Improvements (including any Tenant Improvements installed at Tenant's expense as described in the Work Letter) and Tenant Changes in the Premises (excluding proceeds for Tenant's furniture and other personal property). If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Improvements paid for by Tenant or Tenant Changes which Tenant is required to insure pursuant to Sections 12.1(c) and/or 20.1(a) hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Tenant Improvements paid for by Tenant or Tenant Changes which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Tenant Improvements paid for by Tenant or Tenant Changes, and upon any damage or destruction thereto, Tenant shall make available to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items. If the Lease is terminated pursuant hereto, Tenant will be entitled to retain from Tenant's insurance proceeds all sums in excess of the remaining unamortized balance of the Allowance amortized over the Term of the Lease and the replacement cost of the Tenant Improvements paid for by Tenant and any Tenant Changes amortized over the Lease Term. All such insurance proceeds paid to Landlord shall be utilized to restore the Premises, the Tenant Improvements, and the Tenant Changes. Any remaining sum will be paid to Tenant.

18.3 ABATEMENT OF RENT. In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises, the Building or any of the parking to be provided to Tenant hereunder, Tenant is prevented from using, and does not use, the Premises or any portion thereof or any of its allocable share of parking within the Project (and Landlord is unable to provide reasonably proximate replacement parking to satisfy Tenant's parking requirements under this Lease) pursuant to the requirements of Landlord or the City and/or County in which the Premises are located, then the rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof or such parking, in the proportion that the Rentable Square Feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total Rentable Square Feet of the Premises, as respects any damage to the Building or the Premises and in the proportion that the number of Tenant's allocable share of parking spaces which Tenant is prevented from using, and does not use, bears to the total number of Tenant's allocable share of parking spaces. Except for abatement of rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

18.4 DAMAGE NEAR END OF TERM. In addition to its termination rights in Sections
18.1 and 18.4 above, Landlord shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease and Landlord's contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty, unless Tenant exercises its option to extend the Term of this Lease pursuant to Rider No. 1 to this Lease.

18.5 WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code
Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

19. EMINENT DOMAIN.

19.1 SUBSTANTIAL TAKING. Subject to the provisions of Section 19.4 below in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises as reasonably determined by Tenant, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Landlord, subject to space availability, shall have the right at Landlord's sole cost and expense to relocate Tenant to comparable space within the Project acceptable to Tenant in its sole discretion, and if no such space is then available, Landlord shall notify Tenant and either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

19.2 PARTIAL TAKING; ABATEMENT OF RENT. In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant's business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises, and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Site shall be taken (whether or not such taking substantially interferes with Tenant's use of the Premises), Landlord may terminate this Lease upon thirty (30) days' prior written notice to Tenant as long as Landlord also terminates leases of all other tenants in the Building.

19.3 CONDEMNATION AWARD. Subject to the provisions of Section 19.4 below, in connection with any taking of the Premises or Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation without deduction or apportionment for any estate or interest of Tenant, provided Landlord and Tenant shall share equally any such award for any so-called bonus or excess value of this Lease, in which event Tenant shall assert a claim against the taking authority for such bonus or excess value of this Lease. In addition, if any portion of the Premises is taken, Tenant shall have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for the unamortized value of any alterations and Tenant Changes paid for by Tenant (but not for any of the initial Tenant Improvements paid for by Tenant, the award for which Landlord shall be entitled to retain), for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking.

19.4 TEMPORARY TAKING. In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and, at Landlord's election, (a) rent shall not abate, or (b) Tenant shall receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Section 9 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 19.4, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

19.5 WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

20. TENANT'S INSURANCE.

20.1 TYPES OF INSURANCE, On or before the earlier of the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in or on the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance:

(a) Special Form (formerly known as All Risk) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief plus earthquake and flood coverage upon property of every description and kind owned by Tenant and located in the Premises or Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Tenant Changes (but excluding the initial Tenant Improvements previously existing or installed in the Premises), in an amount not less than the full replacement cost thereof.

(b) Commercial general liability insurance coverage on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability, host liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, with an initial combined single limit of liability of not less than Three Million Dollars ($3,000,000.00). The limits of liability of such commercial general liability insurance shall be adjusted every five (5) years during the Term of this Lease to an amount reasonably required by Landlord, but not to exceed limits of liability required for comparable office building projects in Alameda County, California. The limits required for Tenant's commercial general liability insurance may be met under an umbrella policy.

(c) Worker's compensation and employer's liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

(d)    Commercial automobile liability insurance.

(e) Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant of comparable office parks in the City of Alameda, California would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

20.2 REQUIREMENTS. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are authorized to do business in the state in California and rated not less than financial class VIII, and not less than policyholder rating A in the most recent version of Best's Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1 (a) and 20.1 (d) above); (b) name Tenant as named insured thereunder and shall name by endorsement Landlord and, at Landlord's request, Landlord's mortgagee, property manager, joint venture partner(s) and/or investor(s) as additional insureds thereunder as to Tenant's commercial general liability insurance only, all as their respective interests may appear; (c) not have a deductible amount exceeding Twenty-Five Thousand Dollars ($25,000.00), which deductible amount shall be deemed self-insured with full waiver of subrogation; (d) specifically provide that the insurance afforded by such policy for the benefit of Landlord and any other additional insureds shall be primary, and any insurance carried by Landlord or any other additional insureds shall be excess and non-contributing; (e) contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below;
(f) require the insurer to notify Landlord (and any other additional insureds) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof; (g) contain a cross liability or severability of interest endorsement; and (h) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Each property insurance policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) any foreclosure or other action or proceeding taken by any mortgagee pursuant to any provision of the mortgage upon the happening of a default thereunder, or (iii) any change in title or ownership of the Premises provided notice of any such change in title or ownership of the Premises has been provided to Tenant. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant is required to obtain such insurance as set forth in
Section 20.1 above, certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Section 20. Tenant shall cause replacement policies or certificates to be delivered to Landlord not less than ten (10) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease, Landlord upon five (5) days notice to Tenant shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense.

20.3 EFFECT ON INSURANCE. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Project, Tenant shall pay such increase as additional rent within ten (10) days after being billed therefor by Landlord, provided such bill is preceded by a notice to Tenant that gives Tenant a reasonable opportunity to cease such activity and further provided that such bill must state with specificity the amount charged related to such specific activity. If any insurance coverage carried by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project shall be canceled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within ten
(10) days after receipt of notice thereof, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section 23.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

20.4 SELF-INSURANCE. At Tenant's option, provided Tenant maintains a minimum net worth of One Hundred Twenty Five Million Dollars ($125,000,000.00) or more, Tenant may elect to self-insure all or any part of such required insurance coverage.

21. LANDLORD'S INSURANCE.

During the Term, Landlord shall insure the Project Common Areas, the Building, the Premises and the Tenant Improvements initially installed in the Premises pursuant to Exhibit "C" (excluding, however, Tenant's furniture, equipment and other personal property and any Tenant Changes) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage for a period not to exceed twelve (12) months, at Landlord's option, earthquake damage coverage. In no event will Tenant be obligated to pay more than Twenty Five Thousand Dollars ($25,000.00) per annum on account of any earthquake and flood insurance. Tenant will not be obligated to pay more than Tenant's Percentage of the Building Percentage of any deductible on Landlord's property insurance policies described herein (Tenant's Percentage of the Building Percentage of Landlord's property insurance deductible amount for the Project as of the date hereof being $165,000.00), provided such maximum liability of Tenant shall reduce effective as of the commencement of the seventh (7th) Lease Year and as of the commencement of each Lease Year thereafter by Twenty Percent (20%), such that commencing as of the commencement of the tenth (10th) Lease Year of the Term, Tenant's maximum liability under this sentence shall be Twenty Percent (20%) of Tenant's Percentage of the Building Percentage of Landlord's then property insurance deductible amount; provided, further, however, that if Tenant exercises its Option to Extend contained in Rider No. 1 to this Lease, Tenant's maximum liability shall be reinstated to 100% of Tenant's Percentage of the Building Percentage of Landlord's property insurance deductible and shall thereafter be reduced effective as of the commencement of the second Lease Year of the Option Term and as of the commencement of each Lease Year thereafter by Twenty Percent (20%), such that commencing as of the commencement of the final Lease Year of the Option Term, Tenant's maximum liability under this sentence shall be Twenty Percent (20%) of Tenant's Percentage of the Building Percentage of Landlord's then property insurance deductible amount. Such insurance shall be in the amount of one hundred percent (100%) of the replacement value with deductibles not exceeding fifteen percent (15%) thereof.

Landlord shall also carry commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state of California, with deductibles not in excess of commercially reasonable deductibles for comparable office building projects in Alameda County.

Each policy required to be obtained by Landlord hereunder shall be issued by insurers which are authorized to do business in the state in California and rated not less than financial class VIII, and not less than policyholder rating A in the most recent version of Best's Key Rating Guide. Landlord's commercial general liability policy shall name Landlord as named insured thereunder and shall name Tenant by endorsement as an additional insured. At Landlord's option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. In addition, at Landlord's option, provided Landlord maintains a minimum net worth of One Hundred Twenty Five Million Dollars ($125,000,000.00) or more, Landlord may elect to self-insure all or any part of such required insurance coverage. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable.

22. WAIVER OF CLAIMS; WAIVER OF SUBROGATION.

22.1 MUTUAL WAIVER OF PARTIES. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) any peril insured against under any property insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) any peril which would have been covered under any property insurance required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 20 and 21 of this Lease (as applicable) had such property insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

22.2 WAIVER OF INSURERS. Each party shall cause each property insurance policy required to be obtained by it pursuant to Sections 20 and 21 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain any such insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

23. TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

23.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a) the abandonment of the Premises by Tenant as defined in California Civil code section 1951.3;

(b) the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, when such failure continues for three (3) days after written notice thereof from Landlord that such payment was not received when due;

(c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 23.1(a) or (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that, if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion;

(d) If Tenant is otherwise in default beyond the period of notice and opportunity to cure provided in this Lease, (i) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease or of substantially all of the guarantor's assets, where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

(e) any material representation or warranty made by Tenant in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; and

(f) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.

Any notice sent by Landlord to Tenant pursuant to this Section 23 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161.

23.2 LANDLORD'S REMEDIES; TERMINATION. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from
Tenant:

(a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; reasonable attorneys' fees; prorated brokers' commissions; the costs to return the Premises to the condition in which it was delivered by Landlord; and the reasonable costs of removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 23.2(a) and 23.2(b) above, the "WORTH AT THE TIME OF AWARD" is computed by allowing interest at the Interest Rate set forth in Section 1.14 of the Summary. As used in Section 23.2(c) above, the "WORTH AT THE TIME OF AWARD" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

23.3 LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises pursuant to an order of court of competent jurisdiction and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

23.4 LANDLORD'S REMEDIES; CONTINUATION OF LEASE. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 23.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Section 23.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

23.5 LANDLORD'S RIGHT TO PERFORM. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Monthly Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for ten (10) days with respect to monetary obligations (or thirty (30) days with respect to non-monetary obligations) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within thirty (30) days after demand therefor as additional rent.

23.6 INTEREST. If any monthly installment of Rent or Project Operating Expenses, or any other amount payable by Tenant hereunder is not received by the date when due, it shall bear interest at the Interest Rate set forth in Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 23.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

23.7 LATE CHARGES. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Monthly Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any monthly installment of Monthly Basic Rent or Project Operating Expenses or any other amount payable by Tenant hereunder is not received by Landlord by the due date, Tenant shall pay to Landlord an additional sum of six percent (6%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect. Notwithstanding the foregoing, Landlord agrees not to charge Tenant a late charge for the first two late payments in any calendar year if such late payments are paid within ten
(10) days of notice of non-payment from Landlord.

23.8 RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Section 23 and elsewhere in this Lease (including
Section 28 below) shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 23 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

23.9 INTENTIONALLY OMITTED.

23.10 COSTS UPON DEFAULT AND LITIGATION. Tenant shall pay to Landlord and its mortgagees as additional rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys' fees and expenses if Landlord is the prevailing party in any action related thereto.

24. LANDLORD'S DEFAULT.

24.1 TENANT'S REMEDIES. If Landlord fails to perform or observe any of the covenants, provisions, or conditions contained in this Lease on its part to be performed or observed within twenty (20) days after written notice of default or if more than twenty (20) days are required because of the nature of the default, if Landlord fails to commence the cure of such default within the twenty (20) day period and proceed diligently to cure such default after written notice, then Landlord will be responsible to Tenant for any and all damages sustained by Tenant as a result of Landlord's breach. Notwithstanding anything contained in this Section 24.1 to the contrary, upon any such uncured default by Landlord, Tenant may exercise any of its rights provided at law or in equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant's rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies, including the limitation on Landlord's liability contained in Section 31 hereof; and (c) in no event shall Landlord or Tenant be liable for consequential damages.

24.2 JUDICIAL REFERENCE. If this Lease expressly provides that a particular dispute or issue is to be resolved pursuant to Section 24 of this Lease, Landlord or Tenant will have the right within the twenty (20) day period following notice to the other party of the election to invoke this provision to institute a reference proceeding in accordance with the provisions set forth below to resolve such dispute. Any amount in dispute shall be paid by the party contesting such payment obligation pending resolution of such dispute. If it is determined pursuant to such reference proceeding that either party is entitled to recover any monies from the other, payment of all such sums owing shall be made within thirty (30) days after such determination, together with interest thereon pursuant to Section 23.6.

Any dispute between Landlord and Tenant which is to be resolved by a reference proceeding pursuant to the provisions of this Lease must be resolved by a proceeding in accordance with the provisions of California Code of Civil Procedure Section 638, et seq., for a determination to be made which will be binding upon the parties as if tried before a court or jury. The parties agree specifically as to the following:

(a) Within five (5) business days after service of a demand by a party hereto, the parties will agree upon a single referee who shall then try all issues, whether of fact or law, and then report a finding and judgment thereon. If the parties are unable to agree upon a referee, either party may seek to have one appointed, pursuant to California Code of Civil Procedure, Section 640, et seq., by the presiding judge of the County.

(b) The compensation of the referee will be such charge as is customarily charged by the referee for like services. The cost of such proceedings will initially be born equally by the parties. However, the prevailing party in such proceedings will be entitled, in addition to all other costs, to recover its contribution for the cost of the reference as an item of damages and/or recoverable costs.

(c) If a reporter is requested by either party, then a reporter will be present at all proceedings, and the fees of such reporter will be born by the party requesting such reporter. Such fees will be an item of recoverable costs. Only a party shall be authorized to request a reporter.

(d) The referee will apply all California Rules of Evidence and Procedure (provided that discovery shall be limited as set forth in California Code of Civil Procedure Section 94 unless a party is able to persuade the referee that the matter requires further discovery under Code of Civil Procedure Section 95) and will apply the substantive law of the State in deciding the issues to be heard. Notice of any motions before the referee will be given, and all matters will be set at the convenience of the referee.

(e) The referee's decision under California Code of Civil Procedure Section 644 will stand as the judgment of the court, subject to appellate review as provided by the Laws of the State.

(f) The parties agree that they will in good faith endeavor to cause any such dispute to be decided within three (3) months. The date of hearing for any proceeding will be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee.

(g)    The referee will have the power to award damages and all other relief.

25. SUBORDINATION.

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or Site, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or Site, this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof). Notwithstanding the foregoing, Landlord and any mortgagee and/or ground lessor of Landlord, as applicable, shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor provided such successor agrees in writing to assume and be bound by all of Landlord's obligations under this Lease. Subject to the preceding sentence, Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within twenty (20) days after receipt of written demand by Landlord and in the form reasonably required by Landlord and reasonably acceptable to Tenant, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust or Tenant's agreement to attorn, provided Landlord agrees in writing to pay in each instance a sum on account of Tenant's attorneys' fees not to exceed One Thousand Dollars ($1,000.00). Should Tenant fail to sign and return any such documents within said ten day period, Tenant shall be in default hereunder. Tenant will not be required to execute any subordination agreement that does not contain a non-disturbance provision acceptable to Tenant or that requires the waiver or alteration of Tenant's rights and entitlements or an increase in Tenant's obligations under this Lease.

26. ESTOPPEL CERTIFICATES.

26.1 DELIVERY OF ESTOPPELS. Within twenty (20) business days following receipt of Landlord's written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit "F" attached hereto, certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid;
(d) that there are not, to Tenant's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Landlord. Landlord will execute a similar estoppel on Tenant's behalf within twenty (20) business days of receipt of Tenant's written request therefore. Any such estoppel certificate delivered pursuant to this Section 26.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Site, as well as their assignees or by anyone to whom Landlord's estoppel is directed.

26.2 FAILURE TO DELIVER. Either party's failure to deliver a requested estoppel certificate within the time provided in Section 26.1 above shall constitute a default and shall be conclusive upon the non-responding party that: (a) this Lease is in full force and effect without modification, except as may be represented by the requesting party; (b) there are no uncured defaults in Landlord's or Tenant's performance (other than the non-responding party's failure to deliver the estoppel certificate); and (c) not more than one (1) month's rental has been paid in advance.

27. INTENTIONALLY OMITTED.

28. MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.

28.1 INTENTIONALLY OMITTED.

28.2 CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give simultaneous notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant and such beneficiary or trustee will have an additional cure period of twenty (20) business days after the expiration of any cure period provided for Landlord default under
Section 24 within which to cure any such Landlord's default.

29. QUIET ENJOYMENT.

Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

30. TRANSFER OF LANDLORD'S INTEREST.

The term "LANDLORD" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Site. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance, provided (i) the Allowance in Section 5 of Exhibit "C" has been paid, (ii) any Security Deposit has been transferred, and (iii) all of Landlord's obligations under this Lease have been expressly assumed in writing. Subject to the foregoing, Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Site, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

31. LIMITATION ON LANDLORD'S LIABILITY.

Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord's members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord's members or partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord (excluding therefrom any damage resulting from Landlord's failure to carry insurance pursuant to
Section 21 hereof)), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Project, and no other assets of Landlord. Nothing contained herein will be deemed to constitute a waiver of Tenant's rights to seek recovery for losses covered or required to be covered by Landlord's insurance pursuant to
Section 21 of this Lease.

32. MISCELLANEOUS.

32.1 GOVERNING LAW. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Building is located.

32.2 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 30 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14 of this Lease.

32.3 NO MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

32.4 PROFESSIONAL FEES. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees and court costs), shall be paid by the other party. If either party or their respective mortgagees or lenders are made a party to any litigation commenced against the other or any litigation pertaining to this Lease, by reason of an negligent or intentional act or omission of the other party or its mortgagee or lender, such other party will indemnify, defend (with counsel reasonably acceptable to the named party) and hold harmless the party named and its mortgagee or lender and will pay all costs incurred or paid by the named party and its mortgagee or lender in connection with such litigation.

32.5 WAIVER. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

32.6 TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

32.7 TIME. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "DAYS" shall mean calendar days unless specifically modified herein to be "business" days.

32.8 PRIOR AGREEMENTS; AMENDMENTS. This Lease (and the Exhibits and Riders attached hereto) contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

32.9 SEPARABILITY. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Monthly Basic Rent and Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

32.10 RECORDING. Neither Landlord nor Tenant shall record this Lease. In addition, neither party shall record a short form memorandum of this Lease without the prior written consent (and signature on the memorandum) of the other, and provided that prior to recordation Tenant executes and delivers to Landlord, in recordable form, a properly acknowledged quitclaim deed or other instrument extinguishing all of the Tenant's rights and interest in and to the Site, Building and Premises, and designating Landlord as the transferee, which deed or other instrument shall be held by Landlord and may be recorded by Landlord once the Lease terminates or expires (but not prior thereto). If such short form memorandum is recorded in accordance with the foregoing, the party requesting the recording shall pay for all costs of or related to such recording, including, but not limited to, recording charges and documentary transfer taxes.

32.11 EXHIBITS AND RIDERS. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease as though set forth at length herein.

32.12 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

32.13 FINANCIAL STATEMENTS. Upon thirty (30) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often that two (2) times in any calendar year), Tenant shall deliver to Landlord (a) a current financial statement of Tenant, and (b) financial statements of Tenant for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively). Financial statements published by Tenant in the ordinary course of its business will be deemed to satisfy this requirement.

32.14 NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

32.15 FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, inclement weather which causes the cessation of work, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, "FORCE MAJEURE DELAYS"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 32.15 shall not apply to nor operate to excuse either party from the payment of sums due under this Lease in accordance with its terms. Notwithstanding the foregoing provisions of this Section 32.15, no Force Majeure Delay claim by either party shall be valid unless written notice of the event giving rise to the claimed Force Majeure Delay is provided to the other party within five (5) business days following the occurrence of such event of Force Majeure.

32.16 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

32.17 NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective brokers, subtenants or assignees under this Lease or as required by applicable law or order of court.

32.18 NON-DISCRIMINATION. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

33. LEASE EXECUTION.

33.1 TENANT'S AUTHORITY. If Tenant executes this Lease as a partnership, corporation or limited liability company, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that:
(a) Tenant is a duly organized and existing partnership, corporation or limited liability company, as the case may be, and is qualified to do business in the state in which the Building is located; and (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board of directors and the Tenant's by-laws (if Tenant is a corporation) or with Tenant's operating agreement (if Tenant is a limited liability company). Concurrently with Tenant's execution and delivery of this Lease to Landlord and/or at any time during the Term within twenty (20) days of Landlord's request, Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization.

33.2 JOINT AND SEVERAL LIABILITY. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

33.3 INTENTIONALLY OMITTED.

33.4 NO OPTION. The submission of this Lease for examination, or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

34. DUTY TO ACT REASONABLE. Except for determinations expressly described in this Lease as being at the sole discretion of the applicable party, neither Landlord nor Tenant shall unreasonably withhold, condition or delay any consent, approval or other determination provided for hereunder, and determinations subject to sole discretion shall not be unreasonably conditioned or delayed. In addition to the foregoing, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations, make allocations or other determinations, or otherwise exercise rights or fulfill obligations, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated landlord and sophisticated tenant concerning the benefits to be enjoyed under this Lease.

35. WAIVER OF JURY TRIAL.

       EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

36. SPECIAL TENANT EQUIPMENT

       The following terms and conditions shall apply to Tenant's use, occupancy, alteration and improvement of the Premises, the Building and the Project with particular improvements for Tenant's use.

36.1 LANDLORD'S APPROVAL RIGHTS. For all purposes of this Section 36, in any case where Landlord's approval is required, Landlord shall not unreasonably withhold, condition or delay its approval. In any event, without limiting the foregoing, Landlord shall have the right to withhold its consent if Tenant fails to obtain a building permit for any Tenant work where a permit is required for such work, or if such work will otherwise not in any way comply with applicable laws, or if the proposed improvements are not consistent with the balance of the improvements in the Project in terms of architectural style, materials, scale, quality and method of construction or such proposed improvements will materially and adversely impact the roof, the roof warranty, the structure or foundation of the Building or any building systems or equipment or any other tenant of the Project or access to or use of the balance of the Building or the Common Areas of the Project by such other tenants or their employees, agents, contractors, customers and other invitees. In all events where Tenant makes improvements which are visible from outside of the Building (including from any areas adjacent to the Building or from other buildings now or hereafter constructed within the Project), Tenant shall cause such improvements to be screened from view in a manner reasonably acceptable to Landlord and comparable and compatible with the improvements and/or landscaping contiguous to such improvements (such as by way of example only with appropriate metal and/or fabric screening, concrete masonry unit block wall fencing or landscaping screening to match adjacent landscaping). All such screening and visible improvements shall be of first class quality and shall be consistent in quality and design with similar improvements and screening in comparable quality office projects in Alameda County, California.

36.2 ROOFTOP COMMUNICATIONS EQUIPMENT. Subject to all applicable governmental laws and regulations and to the provisions of this Lease, Tenant shall have the non-exclusive right to install, maintain and operate, at Tenant's sole cost and expense, up to a maximum of four (4) antennae or other telecommunications equipment, including base site cabinets and appurtenant conduits (i.e., subject to available capacities) and cabinets ("ANTENNAE EQUIPMENT") at a location on the roof of the Building approved by Landlord. Use of the roof top space shall be for Tenant's internal purposes only and shall be in common with Landlord and other occupants of the Building. In no event shall Tenant's Antennae Equipment interfere with the equipment of Landlord or other tenants or occupants of the Building or Building roof and Landlord shall not interfere with nor allow any other tenant or occupant of the Building or Building roof to interfere with Tenant's Antennae Equipment. Tenant reserves the right to run cabling, conduit or wiring across the roof of the portion of the Building which is above Tenant's Premises to appropriate conduit riser that will terminate within the Premises as set forth in plans and specifications, which shall be subject to Landlord's approval including, without limitation, as to scope of work, timing for construction, plans and installation and restoration of improvements.

36.3 EMERGENCY POWER GENERATOR. Subject to the terms and conditions set forth in Rider No. 4 which the parties shall complete and incorporate into, or attach as an exhibit to, an amendment to this Lease, and subject to all other terms and conditions in this Lease and to Tenant obtaining all necessary governmental permits and approvals, and so long as Tenant shall not interfere with any Building systems, Tenant shall have the right to install, operate and maintain, at Tenant's sole cost and expense, a back-up generator ("TENANT'S GENERATOR") and an above-ground storage tank (the "AST") for diesel fuel to run Tenant's Generator on the Site near the Building or on the roof of the Building. At such time as Tenant shall determine the specifications for Tenant's Generator and AST, Landlord and Tenant shall enter into an amendment to this Lease attaching or incorporating the terms and conditions of Rider No. 4 to this Lease (incorporating Tenant's specifications for the Generator and AST) which Rider No. 4 the parties agree shall govern Landlord's and Tenant's respective rights, duties and obligations with respect to Tenant's Generator and AST

       IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

TENANT:                                 LANDLORD:

THE GOOD GUYS-CALIFORNIA, INC.,         LNR HARBOR BAY, LLC,
a California corporation                a California limited liability company


*By:  /s/ GEORGE HECHTMAN               *By:  /s/ DAVID O. TEAM         1/3/01
    --------------------------------        ----------------------------------
    Print Name: George Hechtman             Print Name: DAVID O. TEAM
                --------------------                    ----------------------
    Print Title: V.P. Administration        Print Title: VICE PRESIDENT
                 -------------------                     ---------------------


*By:  /s/ ROBERT STOFFREGEN             *By:
    --------------------------------        ----------------------------------
    Print Name: Robert Stoffregen           Print Name:
                --------------------                    ----------------------
    Print Title:  CEO                       Print Title:
                 -------------------                     ---------------------

*NOTE:

IF TENANT IS A CALIFORNIA CORPORATION, then one of the following alternative requirements must be satisfied:

(A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer.

(B) If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

IF TENANT IS A CORPORATION INCORPORATED IN A STATE OTHER THAN CALIFORNIA, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

                                  EXHIBIT "A"

                                   SITE PLAN



                       [BAY VIEW PLAZA SITE PLAN DIAGRAM]





                                  EXHIBIT "A"
                                      -1-

                                  EXHIBIT "B"

                                   FLOOR PLAN


                      [BAY VIEW PLAZA BUILDING A DIAGRAM]




                                  EXHIBIT "B"
                                      -1-

                                   EXHIBIT "C"

                              WORK LETTER AGREEMENT
                                   [ALLOWANCE]

1. LANDLORD'S WORK/TENANT IMPROVEMENTS. The work to be performed by Landlord with respect to the completion of the Building and the Project Common Areas is described in Schedule "1" to this Exhibit "C" and may be referred to herein as "Landlord's Work". As used in the Lease and this Work Letter Agreement, the term "TENANT IMPROVEMENTS" or "TENANT IMPROVEMENT WORK" means those items of general tenant improvement construction described in the materials denoted on the Index of Drawings attached as Schedule "2" to this Exhibit "C".

2. WORK SCHEDULE. Attached hereto as Schedule "3" is a schedule ("WORK SCHEDULE") which sets forth the timetable for the planning and completion of the installation of the Tenant Improvements and the Commencement Date of the Lease. All plans and drawings required by this Work Letter Agreement and all work performed pursuant thereto are to be prepared and performed in accordance with the Work Schedule. Landlord may, from time to time during construction of the Tenant Improvements, modify the Work Schedule as Landlord reasonably deems appropriate.

3. CONSTRUCTION REPRESENTATIVES. Landlord hereby appoints the following person(s) as Landlord's representative ("LANDLORD'S REPRESENTATIVE") to act for Landlord in all matters covered by this Work Letter Agreement: Tom Ireland.

Tenant hereby appoints the following person(s) as Tenant's representative ("TENANT'S REPRESENTATIVE") to act for Tenant in all matters covered by this Work Letter Agreement: George Hechtman.

All communications with respect to the matters covered by this Work Letter Agreement are to made to Landlord's Representative or Tenant's Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter Agreement at any time by written notice to the other party in compliance with the notice provisions of the Lease.

4. TENANT IMPROVEMENT PLANS.

(a) PLANS. Attached hereto as Schedule "2" is the Index of Drawings which specifies all of the construction drawings which make up the plans for the Tenant Improvements for the Premises (the "Plans"). Landlord hereby approves the Plans.

(b) SUBMITTAL OF PLANS. Tenant's architect will submit the Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Tenant's architect, with Tenant's and Landlord's cooperation, will make any changes to the Plans which are requested by the applicable governmental authorities to obtain the building permit. After submittal of the Plans for permits, no further material changes may be made without the prior approval of Landlord, and then only after agreement by Tenant to pay any costs resulting from the design and/or construction of such changes in excess of the Allowance. Tenant hereby acknowledges that any such changes will be subject to the terms of
        Section 9 below. Landlord's approval of the Plans has created no liability or responsibility on the part of Landlord for the completeness of such plans or their design sufficiency or compliance with laws.

(c) CHANGES TO SHELL OF BUILDING. If the Plans or any amendment thereof or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes will be paid for by Tenant or charged against the "Allowance" described in
        Section 5 below.

(d) WORK COST ESTIMATE AND STATEMENT. Attached hereto as Schedule "5" to this Exhibit "C" is a written estimate of the cost (the "WORK COST") to complete the Tenant Improvement Work (the "WORK COST ESTIMATE"). Tenant will utilize Landlord's contractor L.E. Wentz (the "CONTRACTOR"), subject to prior written approval of contractor fees and general condition costs. The Contractor will require a minimum of two (2) bids from subcontractors for electrical, HVAC and carpentry work in the Premises. Landlord and Tenant hereby approve the Work Cost Estimate which shall also be referred to herein as the "WORK COST STATEMENT". Landlord and Tenant agree that the Work Cost Statement is expected to and shall exceed the Allowance described in Section 5 below by a minimum of $750,000.00 which is to be paid by Tenant. Tenant agrees to pay such excess, as additional rent, pro rata as and when Landlord makes payments to the Contractor upon invoice by the Contractor (i.e., Tenant will pay concurrently with each payment by Landlord to the Contractor an amount equal to the total payment to be paid to be Contractor at such time multiplied by a fraction, the numerator of which is the total Work Cost amount minus the Allowance, and the denominator of which is the total Work Cost). Throughout the course of construction, any differences between the estimated Work Cost in the Work Cost Statement and the actual Work Cost will be determined by Landlord and appropriate adjustments and payments by Landlord or Tenant, as the case may be, will be made within fifteen (15) days thereafter. Tenant agrees to pay, as additional rent, any and all commercially reasonable overtime costs incurred by Landlord in connection with the construction of the Tenant Improvements at Tenant's request or with Tenant's prior written approval, within fifteen (15) days of Tenant's receipt of Landlord's request for such payment.

5.      PAYMENT FOR THE TENANT IMPROVEMENTS.

(a) ALLOWANCE. Landlord hereby grants to Tenant a tenant improvement allowance of $30.00 per rentable square foot of the Premises (the "ALLOWANCE"). The Allowance is to be used only for:

(i) Payment of the cost of preparing the Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Plans;

(ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

(iii) Construction of the Tenant Improvements, including, without limitation, the following:

(1) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(2) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises (but excluding computer and telecommunications cabling);

(3) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

(4) Any additional tenant improvements to the Premises required for Tenant's use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements, but excluding furniture, fixtures and equipment and personal property;

(5) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

(6) All plumbing, fixtures, pipes and accessories necessary for the Premises;

(7)     Testing and inspection costs; and

(8) Fees for the contractor and tenant improvement coordinator including, but not limited to, fees and costs attributable to general conditions associated with the construction of the Tenant Improvements.

(9) Subject to Tenant's prior written approval, not to be unreasonably withheld or delayed, all other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of this Lease by Landlord and Tenant and which construction is for the benefit of tenants and is customarily performed by Landlord prior the execution of leases for space in the Building for reasons of economics (examples of such construction would include, but not be limited to, the extension of mechanical [including heating, ventilating and air conditioning systems] and electrical distribution systems outside of the core of the Building, wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment).

(b) EXCESS COSTS. The cost of each item referenced in Section 5(a) above shall be charged against the Allowance. Tenant agrees that part of the consideration for Landlord agreeing to enter into this Lease upon the terms set forth herein, Tenant is to pay for a minimum of $750,000.00 of the costs of the Tenant Improvements. Tenant agrees to pay to Landlord such excess pro rata as and when Landlord makes payments to the Contractor upon invoice by the Contractor (i.e., Tenant will pay concurrently with each payment by Landlord to the Contractor an amount equal to the total payment to be paid to the Contractor at such time multiplied by a fraction, the numerator of which is the total Work Cost amount minus the Allowance, and the denominator of which is the total Work Cost). In no event will the Allowance be used to pay for Tenant's furniture, artifacts, equipment, or any other item of personal property which is not affixed to the Premises. If the Work Cost does not exceed the Allowance by $750,000.00 or more, Tenant agrees that Landlord shall have the right at its election to either require Tenant to increase the Security Deposit under Section 5 of the Lease, by the amount of such shortfall or to reduce the Allowance by the amount of such shortfall.

(c) Changes. If, after the Plans have been prepared and the Work Cost Statement has been established, Tenant requires any changes or substitutions to the Plans, any additional costs related thereto will be added to the total Work Cost and shall be paid by Tenant to Landlord pro rata as and when Landlord makes payments to the Contractor upon invoice by the Contractor. Any changes to the Plans will be approved by Landlord and Tenant in the manner set forth in



                                   EXHIBIT "C"

        Section 4 above and will, if necessary, require the Work Cost Statement to be revised and agreed upon between Landlord and Tenant in the manner set forth in Section 4(d) above. Landlord will have the right to decline Tenant's request for a change to the Plans if such changes are inconsistent with the provisions of Section 4 above, or if the change would unreasonably delay construction of the Tenant Improvements and the Commencement Date of the Lease.

(d) GOVERNMENTAL COST INCREASES. If increases in the cost of the Tenant Improvements as set forth in the Work Cost Statement are due to requirements of any governmental agency, such increases will be added to the total Work Cost and shall be paid by Tenant to Landlord pro rata as and when Landlord makes payments to the Contractor upon invoice by the Contractor.

(e) UNUSED ALLOWANCE AMOUNTS. Any unused portion of the Allowance upon completion of the Tenant Improvements will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease unless Tenant has paid for excess costs as described in Sections 5(b), 5(c) or 5(d), in which case the unused Allowance may be applied toward such excess cost amounts and paid to Tenant.

6. CONSTRUCTION OF TENANT IMPROVEMENTS. Until Tenant approves the Work Cost Statement, Landlord will be under no obligation to cause the construction of any of the Tenant Improvements. Following Tenant's approval of the Work Cost Statement described in Section 4(d) above and upon Tenant's payment of the total amount by which such Work Cost Statement exceeds the Allowance, if any, Landlord's contractor will commence and diligently proceed with the construction of the Tenant Improvements, subject to Tenant Delays (as described in Section 9 below) and Force Majeure Delays (as described in Section 10 below).

7. FREIGHT/CONSTRUCTION ELEVATOR. Landlord will, consistent with its obligation to other tenants in the Building, if appropriate and necessary, make the freight/construction elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

8.      COMMENCEMENT DATE AND SUBSTANTIAL COMPLETION.

(a) COMMENCEMENT DATE. The Term of the Lease will commence on the date (the "COMMENCEMENT DATE") which is the earlier of: (i) the date Tenant moves into the Premises to commence operation of its business in all or any portion of the Premises; or (ii) the date the Tenant Improvements have been "substantially completed" (as defined below); provided, however, that if substantial completion of the Tenant Improvements is delayed as a result of any Tenant Delays described in Section 9 below, then the Commencement Date as would otherwise have been established pursuant to this Section 8(a)(ii) will be accelerated by the number of days of such Tenant Delays.

(b) SUBSTANTIAL COMPLETION; PUNCH-LIST. For purposes of Section 8(a)(ii) above, the Tenant Improvements will be deemed to be "SUBSTANTIALLY COMPLETED" when Landlord: (a) is able to provide Tenant with reasonable access to the Premises; (b) has substantially performed all of the Tenant Improvement Work required to be performed by Landlord under this Work Letter Agreement, other than the items described on Schedule "4" attached hereto (Possible Scope Of Work Which May Not Be Completed by 2/28/01) and minor "punch-list" type items and adjustments which do not materially interfere with Tenant's access to or use of the Premises; and
        (c) a certificate of occupancy, temporary certificate of occupancy or final sign off for the Premises. Tenant acknowledges substantial completion will not require completion of those items listed on Schedule "4" attached hereto, which Tenant acknowledges Landlord may complete after Tenant takes occupancy of the Premises. If Landlord does not diligently pursue completion of such items after notice to Landlord and a reasonable opportunity to cure, Tenant shall have the right to pursue completion of such items within the Premises at Landlord's expense and Landlord shall reimburse Tenant within thirty (30) days of demand for the reasonable, actual and documented expenses incurred by Tenant in so completing such items. Within ten (10) days after delivery of the Premises to Tenant and again, within ten (10) days after Landlord completes the Schedule "4" items, Tenant and Landlord will conduct a walk-through inspection of the Premises and prepare a written punch-list specifying those punch-list items which require completion, which items Landlord will thereafter diligently complete.

(c) Delivery of Possession. Landlord agrees to deliver possession of the Premises to Tenant when the Tenant Improvements (other than the Schedule "4" items and punch-list items) have been substantially completed in accordance with Section (b) above. The parties estimate that Landlord will deliver possession of the Premises to Tenant and the Term of this Lease will commence on or before the Estimated Commencement Date set forth in Section 1.7 of the Summary. Landlord agrees to use its commercially reasonable efforts to cause the Premises to be substantially completed on or before the Estimated Commencement Date. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant on or prior to the Estimated Commencement Date specified in Section 1.7 of the Summary, the Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom except as follows: Tenant will be entitled to occupy the Premises without the payment of rent for one (1) day for every day of delay beyond April 1, 2001 that does not result from Tenant Delays or Force Majeure Delays.



                                   EXHIBIT "C"

9. TENANT DELAYS. For purposes of this Work Letter Agreement, "TENANT DELAYS" means any delay in the completion of the Tenant Improvements resulting from any or all of the following: (a) Tenant's failure for any reason to provide Landlord with permitted construction drawings for the Tenant Improvements by January 1, 2001 or the date the contractor is ready to commence construction of the Tenant Improvements, whichever is later (provided the result of any Tenant Delay under this subparagraph (a) shall be to extend one day for each day of Tenant Delay, the April 1, 2001 outside date in Section 2.2 of the Lease); (b) Tenant's failure to timely perform any of its obligations pursuant to this Work Letter Agreement, including any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to the Work Schedule delivered by Landlord to Tenant pursuant to this Work Letter Agreement;
(c) Tenant's changes to the Final Plans after Landlord's approval thereof; (d) Tenant's request for materials, finishes, or installations which are not readily available or which are incompatible with the Standards; (e) any delay of Tenant in making payment to Landlord for Tenant's share of the Work Cost; or (f) any other act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant.

10. FORCE MAJEURE DELAYS. For purposes of this Work Letter, "FORCE MAJEURE DELAYS" means any actual delay in the construction of the Tenant Improvements, which is beyond the reasonable control of Landlord or Tenant, as the case may be, as described in Section 32.15 of the Lease.

TENANT:                                 LANDLORD:

THE GOOD GUYS-CALIFORNIA, INC.,         LNR HARBOR BAY, LLC,
a California corporation                a California limited liability company


By:                                     By:
   ----------------------------------      -----------------------------------
   Print Name:                             Print Name:
              -----------------------                 ------------------------
   Print Title:                            Print Title:
               ----------------------                  -----------------------


By:                                     By:
   ----------------------------------      -----------------------------------
   Print Name:                             Print Name:
              -----------------------                 ------------------------
   Print Title:                            Print Title:
               ----------------------                  -----------------------


                                  EXHIBIT "C"

                          SCHEDULE "1" TO EXHIBIT "C"

                                LANDLORD'S WORK

Exhibit A-1
                                  [WENTZ LOGO]
                                                                  Bay View Plaza
                                                                       Job #0708

                                 ATTACHMENT "C"
                             CONTRACT DOCUMENT LOG

Drawing             Latest
Number              Revision Title                                      Area      Phase     Latest Date         Designer
--------------------------------------------------------------------------------------------------------------------------
Architecture

A1.1                002  Site Plan                                      OFFICE    IFC       5/22/00             FEE
A1.2                002  Site Details                                   OFFICE    IFC       5/22/00             FEE
A2.0                002  Window, Doors & Partition Schedule             OFFICE    IFC       5/22/00             FEE
A2.1                002  First Floor Plans; Bldg. A & B                 OFFICE    IFC       5/22/00             FEE
A2.2                002  Second Floor Plans; Bldg. A & B                OFFICE    IFC       5/22/00             FEE
A2.3                002  Roof Plans; Bldg. A & B                        OFFICE    IFC       5/22/00             FEE
A3.1                002  Building Elevations                            OFFICE    IFC       5/22/00             FEE
A3.2                002  Building Sections: A & B                       OFFICE    IFC       5/22/00             FEE
A4.1                003  Enlarged Plans/Entry Lobby & Stairs 1,2,3      OFFICE    IFC                           FEE
A4.2                003  Enlarged Section & Elev.                       OFFICE    IFC                           FEE
A4.3                002  Core & Ceiling Plan, Elevations                OFFICE    IFC       5/22/00             FEE
A5.0                001  Foundation Details                             OFFICE    PERMIT    4/12/00             FEE
A6.1                002  Wall Sections                                  OFFICE    IFC       5/22/00             FEE
A6.2                002  Wall Sections                                  OFFICE    IFC       5/22/00             FEE
A6.3                002  Horizontal Wall Sections                       OFFICE    IFC       5/22/00             FEE
A8.1                002  Door & Window Details                          OFFICE    IFC       5/22/00             FEE
A8.2                002  Panel, Roof & Misc. Details                    OFFICE    IFC       5/22/00             FEE
A8.3                002  Details                                        OFFICE    IFC       5/22/00             FEE
A9.1                     Interior Details                                                   5/22/00             FEE
C1                  003  Notes                                          OFFICE    IFC       5/22/00             RJA
C2                  003  Details/Sections                               OFFICE    IFC       5/22/00             RJA
C3                  003  Horizontal Control Plan                        OFFICE    IFC       5/22/00             RJA
C4                  003  Grading Plan                                   OFFICE    IFC       5/22/00             RJA
C5                  003  Utility Plan                                   OFFICE    IFC       5/22/00             RJA
C6                  003  Striping Plan                                  OFFICE    IFC       5/22/00             RJA
C7                  003  Erosion & Sediment Control Plan                OFFICE    IFC       5/22/00             RJA

Electrical

E0.1                001  Electrical Symbols                             OFFICE    IFC       5/30/00             HAYWARD
E0.2                001  Building A- One-Line                           OFFICE    IFC       5/30/00             HAYWARD
E0.3                001  Building B- One-Line                           OFFICE    IFC       5/30/00             HAYWARD
E1.1                001  Site Plan                                      OFFICE    IFC       5/30/00             HAYWARD
E2.1                001  First Floor Elect                              OFFICE    IFC       5/30/00             HAYWARD
E2.2                001  2nd Floor Elect Bldg A & B                     OFFICE    IFC       5/30/00             HAYWARD
E2.3                001  Roof Plans; Bldg A & B                         OFFICE    IFC       5/30/00             HAYWARD

General Information

A0.1                004  Title Sheet                                    OFFICE    IFC       6/6/00              FEE

                                  Page 1 of 3

                                SCHEDULE "1" TO
                                  EXHIBIT "C"

Exhibit A-1
                                  [WENTZ LOGO]
                                                                  Bay View Plaza
                                                                       Job #0708

                                 ATTACHMENT "C"
                             CONTRACT DOCUMENT LOG

Drawing    Latest
Number     Revision   Title                                              Area        Phase     Latest Date     Designer
------------------------------------------------------------------------------------------------------------------------
General Information

A0.2       004      Specifications                                       OFFICE        IFC      6/6/00           FEE
A0.3       003      Specifications                                       OFFICE        IFC      5/22/00          FEE
A0.4       002      Title 24 Calculations                                OFFICE        IFC      5/22/00          FEE
A0.5       002      Title 24 Calculations                                OFFICE        IFC      5/22/00          FEE

HVAC

AC0.01     001      Title 24, Mandatory Measures, Drawing Schedule       OFFICE        IFC      5/30/00          ACCO
AC0.02     001      Equipment Schedule                                   OFFICE        IFC      5/30/00          ACCO
AC1.01     001      First Floor Plan Building A                          OFFICE        IFC      5/30/00          ACCO
AC1.02     001      Second Floor Plan Building A                         OFFICE        IFC      5/30/00          ACCO
AC1.03     001      Roof Plan Building A                                 OFFICE        IFC      5/30/00          ACCO
AC1.03B    001      Roof Coordination Plan Building A                    OFFICE        IFC      5/30/00          ACCO
AC1.04     001      First Floor Plan Building B                          OFFICE        IFC      5/30/00          ACCO
AC1.05     001      Second Floor Plan Building B                         OFFICE        IFC      5/30/00          ACCO
AC1.06     001      Roof Plan Building B                                 OFFICE        IFC      5/30/00          ACCO
AC1.06B    001      Roof Coordination Plan Building B                    OFFICE        IFC      5/30/00          ACCO
AC5.01     001      Duct Details                                         OFFICE        IFC      5/30/00          ACCO
AC6.01     001      Piping Details                                       OFFICE        IFC      5/30/00          ACCO
AC7.01     001      Wiring Details                                       OFFICE        IFC      5/30/00          ACCO

Interiors

A9.1       001      Interior Details                                     OFFICE        IFC      5/22/00          FEE

Landscape

L-1        002      Landscape Layout & Mounding Plan                     OFFICE        IFC      5/22/00          WILASSOC
L-2        002      Irrigation Plan                                      OFFICE        IFC      5/22/00          WILASSOC
L-3        002      Planting Plan                                        OFFICE        IFC      5/22/00          WILASSOC
L-4        002      Notes                                                OFFICE        IFC      5/22/00          WILASSOC
L-5        002      Details                                              OFFICE        IFC      5/22/00          WILASSOC
L-6        002      Details                                              OFFICE        IFC      5/22/00          WILASSOC

Plumbing

P0.0       001      Plumbing Indes, Schdls, Legends, Calcs & Details     OFFICE        IFC      5/26/00          KINETIC
P1.1       001      Domestic Water Piping Plan, 1st Floor Bldg A & B     OFFICE        IFC      5/26/00          KINETIC
P1.2       001      Domestic Water Piping Plan, 2nd Floor Bldg A & B     OFFICE        IFC      5/26/00          KINETIC
P2.0       001      Sanitary Sewer Underslab Bldg A & B                  OFFICE        IFC      5/26/00          KINETIC
P2.1       001      San Sewer & Vent Pip Plan: 1st Fl Bldg A & B         OFFICE        IFC      5/26/00          KINETIC
P2.2       001      San Sewer & Vent Pip Plan: 2nd Fl Bldg A & B         OFFICE        IFC      5/26/00          KINETIC

                                SCHEDULE "1" TO
                                  EXHIBIT "C"
                                      -2-

Exhibit A-1
                                  [WENTZ LOGO]
                                                                  Bay View Plaza
                                                                       Job #0708

                                 ATTACHMENT "C"
                             CONTRACT DOCUMENT LOG

Drawing             Latest
Number              Revision Title                                      Area      Phase     Latest Date         Designer
--------------------------------------------------------------------------------------------------------------------------
Plumbing

P3.0                001  Roof Piping Plan Building A & B                OFFICE    IFC       5/26/00             KINETIC

Structural

S0.1                002  General Notes Schedules                        OFFICE    IFC       5/22/00             SEI
S1.0                002  Building A/Foundation Plan                     OFFICE    IFC       5/22/00             SEI
S1.1                002  Building B/Foundation Plan                     OFFICE    IFC       5/22/00             SEI
S2.0                002  Building A/Second Floor Framing Plan           OFFICE    IFC       5/22/00             SEI
S2.1                002  Building B/Second Floor Framing Plan           OFFICE    IFC       5/22/00             SEI
S3.0                002  Building A/Roof Framing Plan                   OFFICE    IFC       5/22/00             SEI
S3.1                002  Building B/Roof Framing Plan                   OFFICE    IFC       5/22/00             SEI
S4.0                002  Building A/Panel Elevations                    OFFICE    IFC       5/22/00             SEI
S4.1                002  Building A/Panel Elevations                    OFFICE    IFC       5/22/00             SEI
S4.2                002  Building B/Panel Elevations                    OFFICE    IFC       5/22/00             SEI
S4.3                002  Building B/Panel Elevations                    OFFICE    IFC       5/22/00             SEI
S5.0                001  Foundation Details                             OFFICE    IFC       5/22/00             SEI
S5.1                002  Foundation Details                             OFFICE    IFC       5/22/00             SEI
S6.0                002  2nd Floor Framing Details                      OFFICE    IFC       5/22/00             SEI
S6.1                002  2nd Floor Framing Details                      OFFICE    IFC       5/22/00             SEI
S6.2                001  2nd Floor Framing Details                      OFFICE    IFC       5/22/00             SEI
S7.0                002  Roof Framing Details                           OFFICE    IFC       5/22/00             SEI
S7.1                002  Roof Framing Details                           OFFICE    IFC       5/22/00             SEI
S8.0                002  Panel Joints                                   OFFICE    IFC       5/22/00             SEI
S8.1                002  Panel Sections and Details                     OFFICE    IFC       5/22/00             SEI
S9.0                002  Building A/Stair Plan & Details                OFFICE    IFC       5/22/00             SEI
S9.1                002  Building B/Stair Plan & Details                OFFICE    IFC       5/22/00             SEI
S9.2                002  Trasin Enclosure Plans & Details               OFFICE    IFC       5/22/00             SEI

                                SCHEDULE "1" TO
                                  EXHIBIT "C"
                                      -3-

                          SCHEDULE "2" TO EXHIBIT "C"

                               INDEX OF DRAWINGS

GENERAL
-------
A0.1            TITLE SHEET
A0.2            SPEC. SHEET
A0.3            SPEC. SHEET
A0.4            TITLE 24 CALCULATIONS
A0.5            TITLE 24 CALCULATIONS

CIVIL
-----
C1              NOTES
C2              DETAILS/SECTIONS
C3              HORIZONTAL CONTROL PLAN
C4              GRADING PLAN
C5              UTILITY PLAN
C6              STRIPING PLAN
C7              EROSION AND SEDIMENT CONTROL PLAN

LANDSCAPE
---------
L-1             LANDSCAPE LAYOUT & MOUNDING PLAN
L-2             IRRIGATION PLAN
L-3             PLANTING PLAN
L-4             NOTES
L-5             DETAILS
L-6             DETAILS

ARCHITECTURAL
-------------
A1.1            SITE PLAN
A1.2            SITE DETAILS
A2.0            WINDOW, DOOR & PARTITION SCHEDULES
A2.1            FIRST FLOOR PLANS - BUILDINGS A & B
A2.2            SECOND FLOOR PLANS - BUILDINGS A & B
A2.3            ROOF PLANS - BUILDINGS A & B
A3.1            BUILDING ELEVATIONS - BUILDINGS A & B
A3.2            BUILDING SECTIONS - BUILDINGS A & B
A4.1            ENLARGED PLANS - LOBBY & STAIRS
A4.2            ENLARGED ELEVATIONS & SECTIONS
A4.3            ENLARGED CORE PLANS & ELEVATIONS
A6.1            WALL SECTIONS
A6.2            WALL SECTIONS
A6.3            HORIZONTAL WALL SECTIONS
A8.1            DOOR & WINDOW DETAILS
A8.2            PANEL, ROOF & MISCELLANEOUS DETAILS
A8.3            DETAILS
A9.1            INTERIOR DETAILS

STRUCTURAL
----------
S0.1            GENERAL NOTES, SCHEDULES
S1.0            BUILDING A FOUNDATION PLAN
S1.1            BUILDING B FOUNDATION PLAN
S2.0            BUILDING A SECOND FLOOR FRAMING PLAN
S2.1            BUILDING B SECOND FLOOR FRAMING PLAN
S3.0            BUILDING A ROOF FRAMING PLAN
S3.1            BUILDING B ROOF FRAMING PLAN
S4.0            BUILDING A PANEL ELEVATIONS
S4.1            BUILDING A PANEL ELEVATIONS
S4.2            BUILDING B PANEL ELEVATIONS
S4.3            BUILDING B PANEL ELEVATIONS
S5.0            FOUNDATION DETAILS
S5.1            FOUNDATION DETAILS
S6.0            SECOND FLOOR FRAMING DETAILS
S6.1            SECOND FLOOR FRAMING DETAILS
S6.2            SECOND FLOOR FRAMING DETAILS
S7.0            ROOF FRAMING DETAILS
S7.1            ROOF FRAMING DETAILS
S8.0            PANEL JOINTS
S8.1            PANEL SECTIONS AND DETAILS
S9.0            BUILDING A STAIR PLANS AND DETAILS
S9.1            BUILDING B STAIR PLANS AND DETAILS
S9.2            TRASH ENCLOSURE PLANS AND DETAILS


                                SCHEDULE "2" TO
                                  EXHIBIT "C"
                                      -1-

                          SCHEDULE "2" TO EXHIBIT "C"

                             INDEX -- TENANT PLANS

A0.0    PLOT PLAN AND KEY PLAN

A0.1    GENERAL NOTES

A0.2    DOOR AND HARDWARE SCHEDULES

A1.02   CONSTRUCTION PLAN

A2.02   REFLECTED CEILING PLAN

A3.02   ELECTRICAL AND TELECOMMUNICATION PLAN

A4.02   FINISH PLAN

A5.1    ELEVATIONS AND SECTIONS

A5.2    ELEVATIONS

A6.1    DETAILS

M0.0    COVER SHEET, INDEX, LEGENDS, NOTES & MECHANICAL SCHEDULES

M1.0    MECHANICAL HVAC PLAN -- 2ND FLOOR

M2.0    MECHANICAL ROOF PLAN

M3.0    MECHANICAL DETAILS

MT.24   MECHANICAL TITLE 24

P0.0    PLUMBING INDEX, LEGENDS, SCHEDULES, NOTES & DETAILS

P1.0    SANITARY & VENT ABOVE SLAB -- 1ST FLOOR

P1.1    DOMESTIC WATER PIPING -- 1ST FLOOR

P1.2    SANITARY & VENT, DOMESTIC WATER -- 2ND FLOOR

E.0     CA TITLE 24, LIGHT FIXTURE SCHEDULE

E.1     LEGEND, PANEL SCHEDULES

E.2     LIGHTING PLAN

E.3     POWER AND SIGNAL PLAN

                          SCHEDULE "3" TO EXHIBIT "C"

                                 WORK SCHEDULE

------------------------------------------------------------------------------------------------------------------------------------
 ACT                                    ORIG       REM         EARLY        EARLY                         START
 ID       DESCRIPTION                   DUR        DUR         START       FINISH          JAN            FEB         MAR     APR
------------------------------------------------------------------------------------------------------------------------------------

1000  Mobilize and Layout                5          5        08JAN01       12JAN01     Mobilize and Layout
1010  R/I Overhead Mechanical           16         16        09JAN01       30JAN01     R/I Overhead Mechanical
1020  R/I Overhead Electrical           11         11        10JAN01       24JAN01     R/I Overhead Electrical
1030  Frame Full Height Watts & Fur
        Ext Walls                       11         11        10JAN01       24JAN01     Frame Full Height Walls & Fur Ext Walls
1040  R/I Overhead Sprinklers           18         18        10JAN01       02FEB01     R/I Overhead Sprinklers
1050  R/I VAV Boxes and Piping          18         18        10JAN01       02FEB01     R/I VAV Boxes and Piping
1060  R/I Electrical in Walls            8          8        15JAN01       24JAN01     R/I Electrical in Walls
1070  Gyp Full Height Walls One Side
        & Furring                        7          7        16JAN01       24JAN01     Gyp Full Height Walls One Side & Furring
1080  Tape to Level 5 Finish Full
        Height Walls                    11         11        22JAN01       05FEB01     Tape to Level 5 Finish Full Height Walls
1090  Gyp Full Height Walls Second
        Side                             7          7        25JAN01       02FEB01     Gyp Full Height Walls Second Side
1100  Tape to Level 5 Finish Second
        Side                            10         10        31JAN01       13FEB01     Tape to Level 5 Finish Second Side
1110  Install [Illegible] Grid          10         10        31JAN01       13FEB01     Install [Illegible] Grid
1120  Paint Full Height Walls & Open
       Office Area                       7          7        05FEB01       13FEB01     Paint Full Height Walls & Open Office
                                                                                       Area
1130  Carpet Base & VCT Open Office
        Area                             5          5        08FEB01       14FEB01     Carpet Base & VCT Open Office Area
1140  Frame Under Grid Walls             3          3        14FEB01       16FEB01     Frame Under Grid Walls
1150  R/I Under Grid Walls               3          3        19FEB01       21FEB01     R/I Under Grid Walls
1160  Gyp Under Grid Walls               3          3        19FEB01       21FEB01     Gyp Under Grid Walls
1170  Tape Under Grid Walls              8          8        19FEB01       28FEB01     Tape Under Grid Walls
1180  Install Furniture                 10         10        15FEB01       28FEB01     Install Furniture
1190  ***Substantial Completion***       1          1        28FEB01       28FEB01     ***Substantial Completion***
1200  Doors Frames and Hardware          8          8        19FEB01       28FEB01     Doors Frames and Hardware
1210  Milwork                            5          5        26FEB01       02MAR01     Milwork
1220  Paint Under Grid Walls             5          5        26FEB01       02MAR01     Paint Under Grid Walls
1230  Drop Ceiling Tile                  5          5        01MAR01       07MAR01     Drop Ceiling Tile
1240  Carpet VCT and Base Inside Rooms   5          5        05MAR01       09MAR01     Carpet VCT and Base
                                                                                       Inside Rooms
1250  Clean Up                           3          3        07MAR01       09MAR01     Clean Up
1260  Punch List                         3          3        07MAR01       09MAR01     Punch List
1270  **"SERVER ROOM"**                 35         35        08JAN01       23FEB01     **"SERVER ROOM"**
1280  Layout Walls                       3          3        08JAN01       10JAN01     Layout Walls
1290  Layout MEPS                        4          4        08JAN01       11JAN01     Layout MEPS
1300  Frame Walls                        3          3        11JAN01       15JAN01     Frame Walls
1310  R/I MEPS Overhead and Walls        5          5        11JAN01       17JAN01     R/I MEPS Overhead and walls
1320  Gyp Interior                       2          2        18JAN01       19JAN01     Gyp Interior
1330  Tape Interior                      6          6        22JAN01       29JAN01     Tape Interior
1340  Install Grid                       3          3        30JAN01       01FEB01     Install Grid
1350  Install Lighting                   5          5        02FEB01       08FEB01     Install Lighting
1360  Paint                              5          5        02FEB01       08FEB01     Paint
1370  Install Computer Floor             5          5        09FEB01       15FEB01     Install Computer Floor
1380  Drop Ceiling Tile                  1          1        16FEB01       18FEB01     Drop Ceiling Tile
1390  Set Equipment                      5          5        19FEB01       23FEB01     Set Equipment

Start date     08JAN01                                                 Early bar
Finish date    09MAR01                    Wentz Group                  Progress bar
Data date      08JAN01                   Good Guys T.I.                Critical bar
Run date       28DEC00                                                 Summary bar
Page Number    14                                                      Start milestone point
[ILLEGIBLE]                                                            Finish milestone point

                          SCHEDULE "4" TO EXHIBIT "C"

          POSSIBLE SCOPE OF WORK WHICH MAY NOT BE COMPLETED BY 2/28/01



Good Guys Corporate Office Relocation                                   12/28/00
Prepared by: Reed Design Group


Possible scope of work not completed by 2/28/01
-----------------------------------------------
These items are shown on the schedule from L.E. Wentz Company dated 12/28/00. This scope of work is referenced to the Good Guys tenant improvement construction documents prepared by Richard Pollock and Assoc. dated 12/14/00. These items will be completed by 3/12/01.

Act ID 1210 -- Millwork
     Cabinet, countertops, and custom millwork for the following rooms:
          -  Copy / Coffee, rooms #207, 243, 247
          -  Shipping / Receiving, #217
          -  Lounge, #214
          -  Lobby, #201
          -  Training Room, #205

Act ID 1220, 1230, 1240 -- Paint under grid walls, drop ceiling tile, floor finishes inside rooms

     The offices and conference rooms along the central core may not be finished and ready for occupancy, including the following rooms:
          -  Offices, #203, 219, 234, 237, 241
          -  Conference and Huddle Rooms, #206, 216, 218, 224, 226, 227, 228,
             236, 239, 242, 244, 249
          -  Storage Rooms, #202, 211, 223, 230, 245, 250
          -  Video Production Room, #246

Act ID 1250, 1260 -- Cleanup and Punchlist
     These items will completed as the above work is finished.


Phase Two
---------
The following items will be considered as part of a second phase of construction, after the initial scope of work shown in the construction documents is complete. All work will be subject to City of Alameda approvals. Additional items might be added or deleted from this list.

          -  Install a "FM 200" fire suppression system in the Computer Room
             #209.
          - Install a roof mounted emergency generator for the Computer Room, electrical and mechanical systems.
          - Installation of the pivoting doors between the Training Room #205 and Waiting Room #204




                                SCHEDULE "4" TO
                                  EXHIBIT "C"

                          SCHEDULE "5" TO EXHIBIT "C"

                                BUDGET ESTIMATE

                          BAY VIEW PLAZA @ HARBOR BAY
                          GOOD GUYS TENANT IMPROVEMENT
                                  ALAMEDA, CA
                               BUDGET ESTIMATE #1
                                    SUMMARY

CSI #               ITEM                     TOTAL
--------------------------------------------------------
1710      CLEANUP                               6,?20
2030      DEMOLITION                        EXCLUDED
5500      MISCELLANEOUS METAL               EXCLUDED
6105      ROUGH CARPENTRY                      12,000
6200      FINISH CARPENTRY/MILLWORK            83,540
7100      WATERPROOFING                     EXCLUDED
7210      INSULATION                        EXCLUDED
7250      FIREPROOFING                      EXCLUDED
7530      ROOFING                               8,000
7620      SHEET METAL                       EXCLUDED
7800      ROOF ACCESSORIES                  EXCLUDED
7920      JOINT SEALANTS/CAULKING               4,500
8110      DOORS/FRAMES/HARDWARE                4?,085
2500      SITE CONCRETE                     EXCLUDED
8800      GLASS/GLAZING                        47,500
9210      LATH/PLASTER/DRIVIT               EXCLUDED
9260      DRYWALL METAL STUDS                 132,333
9310      CERAMIC TILE                      EXCLUDED
9510      ACOUSTICAL CEILINGS                  5?,08?
9660      RESILIENT TILE/CARPET               181,2?8
9900      PAINTING                             20,165
10000     MISC. SPECIALTIES                    42,339
10430     MISC. SIGNAGE                     EXCLUDED
10815     FOLDING PARTITIONS                INCLUDED
10820     TOILET PARTITIONS/ACCESSORIES     EXCLUDED
12600     WINDOW TREATMENT/BLINDS               7,?47
15400     PLUMBING                             16,210
15500     FIRE PROTECTION                      65,582
15800     HVAC                                358,850
16000     ELECTRICAL                          317,750
                                            ---------
               TOTAL DIRECT COSTS           1,405,229

          CONTINGENCY                       EXCLUDED
          GENERAL CONDITIONS                   90,821
          INSURANCE (0.75%)                    11,220
          BUILDERS RISK INSURANCE           EXCLUDED
          ESCALATION                        EXCLUDED
          BOND                              EXCLUDED
          FEE (6.0%)                           90,438
                                            ---------
                         GRAND TOTAL        1,597,706
                                            =========

                                SCHEDULE "5" TO
                                  EXHIBIT "C"

                          BAY VIEW PLAZA @ HARBOR BAY
                          GOOD GUYS TENANT IMPROVEMENT
                                  ALAMEDA, CA
                                 QUALIFICATIONS

GENERAL QUALIFICATIONS

     1    Budget estimate based on preliminary drawings as identified in documents.
     2 Staging area will be provided to General Contractor for trailers, storage, etc.
     3 Budget estimate includes Design/Build Electrical, Mechanical, Plumbing and Fire Protection.
     4    Owner to provide architect, structural engineering, and space planner.
     5    Drywall taping to be at level 4 finish.
     6 Base building roofing company to complete work for repairs to insure roof warranty.
     7 A GMP will be provided once "For Construction" documents are available.
     8 Cost of power to run equipment during construction and for equipment start-up is not included in budget.
     9 Start up and commissioning of mechanical, electrical systems which are part of a new construction are included in the budget estimate.
     9 Tenant improvement construction to start January 2, 2001 and complete April 1, 2000.

DOCUMENTS

     1    Richard Pollack & Associates Drawings A1.02, A2.02, A3.02 dated:
          November 21, 2000
     2    Good Guys preliminary pricing notes dated: November 21, 2000

EXCLUSIONS

     1    All items noted as excluded in the attached budget.
     2    All items listed as alternates.
     3    Permit and Plan checking fees and other city fees and taxes.
     4    Testing and inspection by third parties or municipalities.
     5    Builders Risk Insurance, including any deductibles.
     6 Interior/exterior furnishings, systems furniture and office furnishings not detailed on drawings.
     7    Hazardous material abatement, handling, & disposal of any sort.
     8 Architectural & engineering services other than design/build services as stated.
     9    Premium time.
     10 Cost of shutdown for utility tie-ins, ie: sprinkler, electrical, underground, etc.
     11   Utility connection fees for services to facility.
     12   Life/access control/fire supervisory systems not detailed on plans.
     13   Structural engineering.
     14   Sound attenuation and noise abatement during construction.
     15   Painting of ceiling, exposed duct, and exposed piping.
     16   Liquidated Damages.
     17 Delays due to inclemental weather or unforseen site conditions uncovered during construction.
     18   Cost of blueprinting or reproduction services.
     19   Items not detailed on preliminary drawings and pricing notes.

                                SCHEDULE "5" TO
                                  EXHIBIT "C"
                                      -2-

                          BAY VIEW PLAZA @ HARBOR BAY
                          GOOD GUYS TENANT IMPROVEMENT
                                  ALAMEDA, CA
                                 QUALIFICATIONS

ALLOWANCES

     The following allowances are included in the budget estimate as requested:

1    6200 - Millwork; Desk Allowance, $20,000, Board Room Allowance, $20,000.
2    7510 - Roofing: Roof Penetration Repairs, $6000
3    7900 - Caulking & Sealants: Sound & Fire Penetration Caulking $4600
4    9510 - Acoustical Ceilings: Metal Ceiling Panel System, $20,000
5    9660 - Tile & Carpet: Floor Preparation, $12,500
6    9900 - Painting: Paint Wood Siding, $4,050

                                SCHEDULE "5" TO
                                  EXHIBIT "C"
                                      -3-

                          BAY VIEW PLAZA @ HARBOR BAY
                          GOOD GUYS TENANT IMPROVEMENT
                                  ALAMEDA, CA
                                 BE #1 BREAKOUT

CSI #     DESCRIPTION                             QTY       UNIT         UC          SUBTOTAL         TOTAL
1710      CONSTRUCTION FINAL CLEAN
               PERIODIC CLEANING                31,000       SF             0.10       3,100
               FINAL CLEANING                   31,000       SF             0.12       3,720
                                                                                                        6,820
2030      DEMOLITION
                                                                                                     EXCLUDED
5500      MISCELLANEOUS STEEL
                                                                                                     EXCLUDED
6100      ROUGH CARPENTRY
               MISC. BLKG ON ROOF                   15      ALLOW         800.00      12,000
                                                                                                       12,000
6200      CASEWORK
               CABINET BUDGET                        1       EA        43,540.00      43,540
               DESK ALLOWANCE                        1      ALLOW      20,000.00      20,000
               BOARD ROOM ALLOWANCE                  1      ALLOW      20,000.00      20,000
7100      WATERPROOFING                                                                                83,540

               WATERPROOFING FLOOR COVERING
                                                                                                     EXCLUDED
7210      INSULATION
                                                                                                     EXCLUDED
7510      ROOFING
               REPAIR PENETRATIONS                  12      ALLOW         650.00       8,000
                                                                                                        6,000
7900      CAULKING/SEALANTS
               FULL HEIGHT/SOUND CAULKING            1      ALLOW       2,500.00       2,500
               FIRE CAULK PENETRATIONS               4      ALLOW         500.00       2,000
                                                                                                        4,500
8100      HOLLOW METAL DOORS, HARDWARE & FRAMES
               DOORS FRAMES & HARDWARE              34       EA         1,180.00      40,120
               SUPPLY CARD READER                    1       EA         7,945.00       7,945
                                                                                                       48,065
2500      CONCRETE
                                                                                                     EXCLUDED
8800      GLASS/GLAZING
               INTERIOR FRAMES, GLASS O              1       EA        47,500.00      47,500
               HERCULITE DOORS
                                                                                                       47,500
9260      DRYWALL/METAL STUDS
               DRYWALL BUDGET ESTIMATE               1       EA       132,338.00     132,338
               INTERIOR WALLS
                                                                                                      132,338
9310      ACOUSTICAL CEILINGS
               ACOUSTICAL CEILING SYSTEM             1       EA        35,085.00      35,085
               METAL CEILING PANEL SYSTEM            1      ALLOW      20,000.00      20,000
                                                                                                       55,085

                                SCHEDULE "5" TO
                                  EXHIBIT "C"

                          BAY VIEW PLAZA @ HARBOR BAY
                          GOOD GUYS TENANT IMPROVEMENT

                                  ALAMEDA, CA

                                 BE #1 BREAKOUT

==========================================================================================================
CSI#      DESCRIPTION                        QTY      UNIT           UC         SUBTOTAL          TOTAL
==========================================================================================================
 9660     RESILIENT TILE & CARPET
            GLUE DOWN CARPET                   1       EA        168,738.00       168,738
            TREATMENT & PREP                   1     ALLOW        12,500.00        12,500
                                                                                                   181,238

 9900     PAINTING

            STEEL COLUMNS                      1       EA          1,365.00         1,365
            HOLLOW METAL FRAMES               34       EA          1,750.00         1,750
            WOOD PAINT - FLAT                  1       EA         13,000.00        13,000
            WOOD SIDING                        1     ALLOW         4,050.00         4,050
                                                                                                    20,165

10000     MISC. SPECIALTIES


            FIRE EXTINGUISHERS                6        EA            232.00         1,392
            PROJECTION SCREENS                3        EA          3,884.00        11,852            5,400
            COMPUTER ROOM FLOOR           1,260        SF             23.26        28,285               NI
                                                                                                    42,339

10616     FOLDING PARTITIONS
            HERCULITE PANELS INCLUDED IN
            GLASS AND GLAZING                                                                     INCLUDED

12500     WINDOW TREATMENT
            FURNISH & INSTALL MINI BLINDS     1        EA          7,247.00         7,247
                                                                                                     7,247

15400     PLUMBING
            SINKS, GARBAGE DISPOSAL           1        EA         18,210.00        18,210
            & DISHWASHERS
                                                                                                    16,210

15500     FIRE PROTECTION
            PENDANT HEADS                   102        EA            356.00        36,312
            PREACTION SYSTEM                  1        EA         29,270.00        29,270
                                                                                                    65,582

16500     HVAC
            COMPUTER ROOM W/RH, ALARMS        1        EA        128,350.00       126,350
            AND SYSTEMS BACK-UP

            TI IMPROVEMENT, 37 ZONES          1        EA        232,500.00       232,500
            W/HW REHEAT PERIMITER
                                                                                                   368,850

18000     ELECTRICAL
            ELECTRICAL SCOPE BID              1        EA        317,750.00       317,750          317,750

==========================================================================================================
          BUILDING TOTAL DIRECT COSTS                                           1,405,229        1,405,229
==========================================================================================================

                                SCHEDULE "5" TO
                                  EXHIBIT "C"
                                      -5-

                          BAY VIEW PLAZA @ HARBOR BAY
                          GOOD GUYS TENANT IMPROVEMENT
                                  ALAMEDA, CA
                          GENERAL CONDITIONS BREAKDOWN

          PERSONNEL                               %
PROJECT EXECUTIVE                                 0.10       3.00     MO        19,???.?0          5,820
PROJECT MANAGER                                   0.50       3.00     MO        12,??0.00         19,485
PROJECT ACCOUNTANT                                0.10       3.00     MO         5,198.00          1,559
PROJECT ADMINISTRATOR                             0.5?       3.00     MO         5,19?.00          7,794
PROJECT SUPERINTENDENT                            1.00       ?.??     MO        1?,?00.00         ?0,70?
VEHICLE EXPENSE                                                                                 IN RATES
                              SUBTOTAL                                                                        81,421

          JOBSITE OFFICE
MOBILIZE -- DEMOBILIZE                                       0.00     LS         1,500.00        W/SHELL
JOB TRAILERS - CONTRACTOR/CONFERENCE                         0.00     MO           800.00        W/SHELL
COPIER RENTAL                                                0.00     MO           200.00        W/SHELL
FAX RENTAL                                                   0.00     MO           200.00        W/SHELL
TELEPHONE INSTALLATION                                                LS                         W/SHELL
TELEPHONE SYSTEM - LEASE                                     0.00     MO           ?00.00        W/SHELL
TELEPHONE BILLS - MONTHLY                                    0.00     MO           ?00.00        W/SHELL
JOB OFFICE - WIRING/NETWORK INSTALLATION                                                        EXCLUDED
JOB OFFICE - WIRING/NETWORK MONTHLY SERVICE                                                     EXCLUDED
JOB OFFICE - HARDWARE                                                                           EXCLUDED
DRINKING WATER/COFFEE SERVICE                                0.00     MO           125.00        W/SHELL
UTILITY BILLS - PG&E                                         3.00     MO           200.00            600
OFFICE SUPPLIES & EQUIPMENT                                  3.00     MO           250.00            750
SUBMITTAL BLUEPRINTING                                       1.00     LS         1,2?0.00          1,??0
POSTAGE & COURIER SERVICE                                   65.00    DAYS           15.00        W/SHELL
FIRST AID SUPPLIES                                           3.00     MO            60.00        W/SHELL
                              SUBTOTAL                                                                         2,?00

          JOBSITE EXPENSES
PERMITS AND FEES                                                      LS                        BY OWNER
CITY BUSINESS LICENSE                                        0.00     LS         1,500.00        W/SHELL
USE TAX                                                               LS                        EXCLUDED
GROSS RECEIPTS TAX                                                    LS                        EXCLUDED
PROJECT SIGNAGE                                              0.00     LS           750.00       EXCLUDED
SMALL TOOLS & SUPPLIES                                       0.00     MO           ?00.00            600
SECURITY GUARD                                                        MO                         W/SHELL
TEMPORARY SECURITY FENCE                                              LS                         W/SHELL
TEMPORARY TOILETS W/SERVICE 1x/WK                            3.00     MO           300.00            900
TEMPORARY POWER & PHONE DISTRIBUTION                                  MO                         W/SHELL
TEMPORARY WATER DISTRIBUTION                                          MO                         W/SHELL
UTILITY BILLS - STARTUP COSTS                                         MO                        BY OWNER
PERIODIC CLEAN-UP                                                     SF                           TRADE
FINAL CLEAN UP                                                        SF                           TRADE
FIRE EXTINGUISHERS                                           4.00     EA            76.00            ?00
                              SUBTOTAL                                                                         1,800

          PRECONSTRUCTION
ESTIMATING                                                   1.00     LS         5,000.00          5,000
VALUE ENGINEERING                                                     HRS                       INCLUDED
PURCHASING                                                            HRS                       INCLUDED
CONSTRUCTABILITY REVIEW                                               HRS                       INCLUDED
                              SUBTOTAL                                                                         5,000

          TOTAL GENERAL CONDITIONS                           3.00     MO        30,274            90,?21

                                SCHEDULE "5" TO
                                  EXHIBIT "C"

                                   EXHIBIT "D"

                    SAMPLE FORM OF NOTICE OF LEASE TERM DATES

To:                                     Date:
   ---------------------------------         ----------------------------------

Re:   Office Lease dated ___________, ________ between _______________________
________, a ______________________, Landlord, and _________________________, a
_____________________, Tenant, concerning Suite ________ ("PREMISES") located at
______________________________________________________________.

Gentlemen:

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted by Tenant as being substantially complete in accordance with the Lease, and that there is no deficiency in construction, except those items remaining to be completed pursuant to the punch-list referenced in the Work Letter Agreement attached to the Lease as Exhibit C.

2. That Tenant has accepted and is in possession of the Premises, and acknowledges that under the provisions of the Lease, the Term of the Lease is for ___________________ (___) years, with ______________ (___) options to renew for ________________ (___) years each, and commenced upon the Commencement Date of ___________________, _______ and is currently scheduled to expire on ________________, _______, subject to earlier termination as provided in the Lease.

3. That in accordance with the Lease, rental payment has commenced (or shall commence) on ______________________, _______.

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5.Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to _______________________ at _________________________.

6. The exact number of rentable square feet within the Premises is ____________ square feet. The exact number of usable square feet within the Premises is ______________ square feet, subject to adjustment as provided in the Lease.

7. Tenant's Percentage, as adjusted based upon the exact number of rentable square feet within the Premises, is _______%, subject to adjustment as provided in the Lease.

AGREED AND ACCEPTED

TENANT:                                 LANDLORD:


--------------------------------,       --------------------------------------,
a                                       a
 --------------------------------        --------------------------------------


By:                                     By:
   ------------------------------          ------------------------------------
   Print Name:                             Print Name:
              -------------------                     -------------------------
   Print Title:                            Print Title:
               ------------------                      ------------------------


By:                                     By:
   ------------------------------          ------------------------------------
   Print Name:                             Print Name:
              -------------------                     -------------------------
   Print Title:                            Print Title:
               ------------------                      ------------------------

                         SAMPLE ONLY [NOT FOR EXECUTION]


                                  EXHIBIT "D"

                                   EXHIBIT "E"

                              RULES AND REGULATIONS

1. No sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, using materials and in a style and format approved by Landlord.

2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, other than Building standard materials, without the prior written consent of Landlord.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided, that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant and no employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building, provided that Tenant will be entitled to install antennas or other receiving devices on the roof of the Building so long as such devices are not visible from the Common Areas or adjacent streets. Tenant will utilize Landlord's roofing contractor for such installation.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Tenant shall be entitled to one line on the Building lobby directory to identify Tenant.

5. Except as otherwise provided in this Lease, all cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord or Landlord's janitorial contractors in accordance with the provisions of Section 16.1(d) of the Lease. No person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to Tenant's property by the janitors or any other employee or any other person.

6. Landlord will furnish Tenant, free of charge, with the number of keys to each door lock in the Premises reasonably required by Tenant. Landlord may impose a reasonable charge for any additional keys. Tenant may not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door or window of its Premises. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant.

7. Electric wires, telephones, telegraphs, burglar alarms or other similar apparatus shall not be installed in the Premises except as set forth in Tenant's Plans or otherwise reasonably approved by Landlord. Any installation of telephones, telegraphs, electric wires or other electric apparatus made without permission shall be removed by Tenant at Tenant's own expense. No machines other than standard office machines, such as typewriters and calculators, photo copiers, personal computers and word processors, and vending machines permitted by the Lease, shall be used in the Premises without the approval of Landlord, except in the computer room shown on Tenant's Plans.

8. Except in connection with Tenant's initial occupancy of the Building, no furniture, freight, or equipment of any kind shall be brought into the Building without prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall reasonably designate. No furniture, equipment or merchandise shall be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord which must include Tenant's normal business hours. No deliveries shall be made which impede or materially interfere with other tenants or the operation of the Building.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry which is 100 psf and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree


                                  EXHIBIT "E"
as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant after Tenant's receipt of notice and an opportunity to cure provided in the Lease.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

12. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall not adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

13. Landlord reserves the right from time to time, in Landlord's sole and absolute discretion, exercisable without prior notice and without liability to Tenant, to: (a) name or change the name of the Building, Site or Project; (b) change the address of the Building or Project, and/or (c) install, replace or change any signs in, on or about the Common Areas, the Building or Site (except for Tenant's signs, if any, which are expressly permitted by the Lease).

14. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m., or such other hours as may be established from time to time by Landlord, and on legal holidays, any person unless that person is known to the person or employee in charge of the Building or has a pass or is properly identified. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock all doors of its Premises and entirely shut off all water faucets or other water apparatus, and, except with regard to Tenant's computers and other equipment which reasonably require electricity on a 24-hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

18. Except as otherwise permitted by this Lease, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19. Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part thereof, except to install normal wall hangings and furniture systems employed by Tenant in the conduct of its business. Tenant shall repair any damage resulting from noncompliance under this rule and all damage resulting from the installation and removal of such furniture systems.

20. Tenant shall not install, maintain or operate upon the Premises any vending machines without the prior written consent of Landlord, except those used exclusively for its employees and invitees.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in and around the Project or the Building are expressly prohibited, and each tenant shall cooperate to prevent same.

22. Landlord reserves the right to exclude or expel from the Project and/or the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project or Building.


                                  EXHIBIT "E"

23. Tenant shall store all its trash and garbage within its Premises or in facilities in the Common Areas provided for such purposes. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

24. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in any space, or in the public halls of the Building, any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26. Tenant shall not use the name of the Project or Building in connection with, or in promoting or advertising, the business of Tenant, except for Tenant's address.

27. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

29. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other such tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any and all of the tenants in the Building.

30. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Project or Building. In the event of a conflict between any Rule and Regulation and the terms of the Lease, the terms of the Lease shall prevail.

31. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Project and/or Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted, provided that no such additional rules and regulations will be deemed to alter or modify or otherwise effect Tenant's rights or increase its obligations set forth in the Lease.

32. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees or guests.

33. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum, tile, carpet or other similar floor covering shall be subject to the reasonable approval of Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

34. Tenant shall not without Landlord's consent, which may be given or withheld in Landlord's sole and absolute discretion, receive, store, discharge, or transport firearms, ammunition, or weapons or explosives of any kind or nature at, on or from the Premises, the Building or the Project.

                          PARKING RULES AND REGULATIONS

In addition to the parking provisions contained in the Lease to which this Exhibit "E" is attached, the following rules and regulations shall apply with respect to the use of the Building's parking facilities.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.


                                  EXHIBIT "E"

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. Other than over night and reasonable extended parking for employees in connection with business activities at the Project or business travel, no overnight or extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be five (5) miles per hour.

8. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles;
(c) where "no parking" signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord.

9. Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device except for customers and clients of Tenant and other tenants of the Project.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12. Tenant's continued right to park in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease. Further, if the Lease terminates for any reason whatsoever, Tenant's right to park in the parking facilities shall terminate concurrently therewith.

13. Landlord reserves the right to adopt reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities (excluding parking charges). Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner's expense.


                                  EXHIBIT "E"

                                   EXHIBIT "F"

                   SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned _____________________________, a _______________________________
("TENANT") hereby certifies to __________________________ a ____________________
("LANDLORD"), and _______________________________, as follows:

1. Attached hereto is a true, correct and complete copy of that certain Office Lease dated ________________, _______ between Landlord and Tenant (the "LEASE"), which demises Premises which are located at _____________________________. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2. The term of the Lease commenced on _____________________, ________.

3. The term of the Lease is currently scheduled to expire on _______________,
_______.

4. Tenant has no option to renew or extend the Term of the Lease except: _______
____________________________________________________________________________.

5. Tenant has no preferential right to purchase the Premises or any portion of the Building or Site upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building except:
__________________________________________________________.

6. The Lease has: (Initial One)

       (___) not been amended, modified, supplemented, extended, renewed or assigned.

       (___) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: ________________________________________________________________
       ________________________________________________________________________.

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

8. The current Monthly Basic Rent is $______________; and current monthly parking charges are $________________.

9. Tenant's Percentage is __________%, and Tenant's Percentage of Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs currently payable by Tenant is $_________________ per month, which amount is Landlord's current estimate of Tenant's Percentage of Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Utilities Costs:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

10. The amount of security deposit (if any) is $_________________. No other security deposits have been made.

11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

12. To Tenant's knowledge, all work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

13. To Tenant's knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease.

14. To Tenant's knowledge, Tenant has no defense as to its obligations under the Lease and currently claims no set-off or counterclaim against Landlord; Tenant has such defenses as are provided by applicable law or the Lease and this agreement does not constitute a waiver of any unknown claims.

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.


                                  EXHIBIT "F"

16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

The foregoing certification is made with the knowledge that is about to [fund a loan to Landlord or purchase the Building from Landlord], and that is relying upon the representations herein made in [funding such loan or purchasing the Building].

Dated:_____________________, _______.

                                        TENANT:


                                        --------------------------------------,
                                        a
                                         --------------------------------------


                                        By:
                                           ------------------------------------
                                           Print Name:
                                                      -------------------------
                                           Its:
                                               --------------------------------


                                  EXHIBIT "F"

                           JANITORIAL SPECIFICATIONS

A. Janitorial Service Specifications for Tenant Suites and Common Areas on Tenant-Occupied Floors

     1.   Nightly Services

          a.   Secure all lights as soon as possible each night.

          b.   Vacuum carpeted traffic lanes.

          c. Dust mop all resilient and composition floors with treated dust mops. Damp mop to remove spills and water stains as required.

          d.   Dust desks and office furniture with treated dust cloths.

          e.   Papers and folders on desks are not to be moved.

          f.   Empty all ash trays and urns. Clean and sanitize as required.

          g.   Empty all waste paper baskets and other trash containers.

          h.   Remove all trash from floors to the designated trash areas.

          i. Remove fingerprints, dirt smudges, graffiti, etc., from all doors, frames, glass partitions, windows, light switches, walls, elevator door jambs and elevator interiors.

          j.   Return chairs and waste baskets to proper positions.

          k.   Clean, sanitize and polish drinking fountains.

          l.   Police all service stair wells.

          m.   Police all interior public corridor planters.

          n.   Dust and remove debris from all metal door thresholds.

          o.   Wipe clean smudged brightwork.

          p.   Spotclean resilient and composition floors as required.


                         ABLE BUILDING MAINTENANCE CO.


                                   EXHIBIT G

                       JANITORIAL SPECIFICATIONS page two

A. Janitorial Service Specifications for Tenant Suites and Common Areas on Tenant-Occupied Floors (continued)

     1.   Nightly Services (continued)

          r.   Service all walk-off mats as required.

          s.   Close all drapes.

          t. Check for burned out lights and report them to supervisor. Janitorial Supervisor to leave list of burned out lights at the lobby console on a nightly basis.

     2.   Weekly Services

          a. Dust all low reach areas including, but not limited to, chair rungs, structural and furniture ledges, baseboards, window sills, door louvers, wood panelling molding, etc.

          b.   Dust inside of all door jambs, dust interior window blinds.

          c.   Clean and polish all metal door thresholds.

          d.   Wipe clean and polish all brightwork.

          e.   Sweep all service stair wells.

          f.   Dust all vinyl base.

          g.   Edge all carpeted areas.

          h. Clean and spray buff all building standard resilient and/or composite flooring.

     3.   Monthly Services

          a. Dust all high reach areas including, but not limited to, tops of door frames, structural and furniture ledges, air-conditioning diffusers



                         ABLE BUILDING MAINTENANCE CO.


                                   EXHIBIT G
                                      -2-

                      JANITORIAL SPECIFICATIONS page three

A. Janitorial Service Specifications for Tenant Suites and Common Areas on Tenant-Occupied Floors (continued)

               and return grilles, tops of partitions, picture frames, parabolic light fixtures, etc.

          b. Clean and refinish all resilient floors with a slip-retardant finish.

     4.   Bi-Monthly Services

          a.   Spot clean all corridor walls, trim, etc.

B.   Restroom Service Specifications

     1.   Nightly Services

          a. Restock all restrooms with supplies from the Owner's stock, including paper towels, toilet tissue, seat covers and hand soap, sanitary napkins and tampons as required. Restock all restrooms with trashliners, and sanisacks from Contractor's stock.

          b. Wash and polish all mirrors, dispensers, faucets, flushometers and brightwork with non-scratch disinfectant cleaner. Wipe dry all sinks.

          c. Wash and sanitize all toilets, toilet seats, urinals and sinks with non-scratch disinfectant cleaner.

          d.   Remove stains, descale toilets, urinals and sinks, as required.

          e.   Mop all restroom floors with disinfectant germicidal solution.

          f. Empty and sanitize all waste and sanitary napkin and tampon receptacles.

          g.   Remove all restroom trash.


                         ABLE BUILDING MAINTENANCE CO.


                                   EXHIBIT G

                      JANITORIAL SPECIFICATIONS page four

     1.   Nightly Services (continued)

          h. Spotclean finger prints, marks and graffiti from walls, partitions, glass, aluminum and stainless and light switches as required.

          i.   Empty and damp wipe all ashtrays.

          j. Check for light fixtures burned out lights or not working properly and report them to supervisor. Janitorial Supervisor to leave list at Building Office on a nightly basis.

          k. Report to Janitorial Supervisor all bathroom fixtures not working properly.

     2.   Weekly Services

          a. Dust all high reach areas including, but not limited to, tops of door frames, structural and furniture ledges, air-conditioning diffusers and return grilles, tops of partitions, picture frames, parabolic light fixtures, etc.

     3.   Monthly Services

          a. Wipe down all tile walls and metal partitions. Partitions shall be left clean and unstreaked after this work.

          b.   Clean all ventilation grilles.

          c.   Dust all doors and door jambs.

          d.   Thoroughly machine scrub all ceramic tile floors.

     4.   Quarterly Services

          a.   Reseal all ceramic tile floor using approved sealers.



                         ABLE BUILDING MAINTENANCE CO.



                                   EXHIBIT G
                                      -4-

                      JANITORIAL SPECIFICATIONS page five

C. Main Floor, Elevator Lobbies and Public Corridor Specifications

     1.   Nightly Services

          a. Spot clean all glass including low partitions and the corridor side of all windows and glass doors to tenant premises.

          b. Spot clean all metal brightwork including swinging door hardware, kick plates, base, partition tops, hand rails, waste paper receptacles, planters, elevator call button plates, hose cabinets and visible hardware on the corridor side of tenant entry doors.

          c.   Thoroughly clean all door saddles of dirt and debris.

          d.   Wash and buff lobby floor.

          e.   Spot clean and dust directory board glass and ledges.

          f. Empty, clean and sanitize as required all waste paper baskets and refuse receptacles.

          g.   Vacuum all carpets as necessary, spot clean as necessary.

          h.   Spot clean all elevator doors and frames.

          i.   Wash and polish all drinking fountains.

          j.   Sweep and/or dust mop all tile floors.

     2.   Weekly Services

          a.   Buff all corridor halls where tile is installed.

          b.   Spot clean walls and doors in corridors.

          c.   Dust all high precast ledges within interior lobby.


                         ABLE BUILDING MAINTENANCE CO.


                                   EXHIBIT G

                       JANITORIAL SPECIFICATIONS page six

     3.   Monthly Services

          a.   Strip and seal marble lobby floor.

     4.   Quarterly Services

          a. Thoroughly scrub and refinish all resilient floors with a slip-retardant finish.

D. Passenger Elevator Cleaning Specifications

     1.   Nightly Services

          a.   Spot clean cab walls and interior doors.

          b.   Spot clean outside surfaces of all elevator doors and frames.

          c.   Vacuum all cab floors thoroughly. Edge thoroughly.

          d.   Vacuum all elevator thresholds.

     2.   Weekly Services

          a. Thoroughly clean entire surfaces of all doors and frames and outside surfaces of all doors and frames.

          b.   Steel wool all thresholds.

E. Exterior Structure and Grounds Services Specifications

     1.   Nightly Services

          a. Police entire perimeter of building, including landscaped areas, storm drain grilles to the property lines on all sides, and loading dock area.


                         ABLE BUILDING MAINTENANCE CO.


                                   EXHIBIT G

                      JANITORIAL SPECIFICATIONS page seven

E. Exterior Structure and Grounds Services Specifications

     1.   Nightly Services (continued)

          b. Spot sweep all accumulations of dirt, papers and leaves in all corner areas where winds tend to cause collections of debris. Spot clean-up once upon arrival (5:00 p.m.) and then again during the janitorial shift.

          c.   Spot clean all exterior glass at building entrances.

          d. Lift nap on all entry walk-off mats as necessary with a heavy bristle brush and vacuum.

          e.   Sweep sidewalk and steps, including gum removed.

          f.   Hose down sidewalks.



                         ABLE BUILDING MAINTENANCE CO.


                                   EXHIBIT G

                             EXTENSION OPTION RIDER

                           RIDER N0. 1 TO OFFICE LEASE

This Rider No. 1 is made and entered into by and between LNR HARBOR BAY, LLC, a California Limited Liability Company ("LANDLORD"), and THE GOOD GUYS-CALIFORNIA INC., a California corporation ("TENANT"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. Landlord hereby grants to Tenant one (1) option (the "EXTENSION OPTION") to extend the Term of the Lease for one (1) additional period of five (5) years (the "OPTION TERM"), on the same terms, covenants and conditions as provided for in the Lease during the initial ten (10) year Term, except for the Monthly Basic Rent, which shall initially be equal the greater of (a) the Monthly Basic Rent payable by Tenant during the last month of the then current Term immediately preceding the Option Term or (b) ninety-five percent (95%) of the Fair Market Rent for the Premises for the initial year of the Option Term (thereafter, such rent shall be subject to annual adjustments during the remainder of the Option Term, if such adjustments are part of the Fair Market Rent determination) as defined and determined in accordance with the provisions of Section 3 below.

2. The Extension Option must be exercised, if at all, by written notice ("EXTENSION NOTICE") delivered by Tenant to Landlord no sooner than that date which is three hundred sixty-five (365) days and no later than that date which is one hundred eighty (180) days prior to the expiration of the then current term of the Lease. The Extension Option shall, at Landlord's sole option, not be deemed to be properly exercised if, at the time the Extension Option is exercised or on the scheduled commencement date for the Option Term, Tenant is in default beyond the period of notice and opportunity to cure provided in the Lease on either the date of delivery of the Extension Notice or the date the Option Term would commence. Provided Tenant has properly and timely exercised the Extension Option, the then current term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Monthly Basic Rent shall be as set forth above.

3. If Landlord determines that the Monthly Basic Rent for the Option Term shall be the Monthly Basic Rent payable by Tenant during the last month of the then current Term pursuant to Section 1(a) above, such determination shall be conclusive, Tenant shall have no right to object thereto, and the following provisions regarding the determination of the fair market rental rate shall not apply. If, however, Landlord determines that the Monthly Basic Rent for the applicable Option Term shall be the fair market rental rate pursuant to Section 1(b) above, then such fair market rate shall be determined in accordance with the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2.

4. Notwithstanding the fair market rental rate determined pursuant to Section 3 above, in no event shall the initial Monthly Basic Rent payable during the Option Term be less than the Monthly Basic Rent payable during the last month of the immediately preceding Term.

5. Notwithstanding the fair market rental rate determined pursuant to Section 3 above, Tenant shall have the right to cancel its election to extend the Term upon written notice to Landlord if Tenant disapproves the determination of the Fair Market Rent pursuant to Rider No. 2 provided (i) at such time at least six
(6) months remains on Term or the Term is extended such that six (6) months shall remain from the date of Tenant's notice of cancellation until the date Tenant will cease payment of rent under this Lease, (ii) Tenant shall pay rent throughout such six (6) month period at the then Monthly Basic Rent rate for any portion of the original Term remaining and at the Fair Market rental rate determined as provided in Rider No. 2 for any extended period of time needed to provide such six (6) month occupancy period, (iii) Tenant pays all costs of the appraisal process (i.e., both parties' costs).


                                  RIDER NO. 1

                          FAIR MARKET RENTAL RATE RIDER

                           RIDER NO. 2 TO OFFICE LEASE

This Rider No. 2 is made and entered into by and between LNR HARBOR BAY, LLC, a California limited liability company ("LANDLORD"), and THE GOOD GUYS - CALIFORNIA, INC., a California corporation ("TENANT"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. The term "fair market rental rate" as used in the Lease and any Rider attached thereto shall mean the annual amount per square foot, projected during and throughout the Option Term (i.e., including annual adjustments to rent if such annual adjustments are market at such time), that a willing, non-equity renewal tenant (excluding sublease and assignment transactions) would pay, and a willing, institutional landlord of a comparable quality office building located in the Alameda, California area would accept, in an arm's length transaction (what Landlord is accepting in then current transactions for the Building may be included in the data used for purposes of projecting rent for the Option Term), for space of comparable size, quality and floor height as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises, and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, tenant improvement allowances, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar office buildings. The fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above.

2. In the event where a determination of fair market rental rate is required under the Lease, Landlord shall provide written notice of Landlord's determination of the fair market rental rate not later than sixty (60) days after the last day upon which Tenant may timely exercise the right giving rise to the necessity for such fair market rental rate determination. Tenant shall have ten (10) days ("Tenant's Review Period") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing. Failure of Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant's Review Period shall conclusively be deemed Tenant's approval and acceptance thereof. If within Tenant's Review Period Tenant reasonably objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Paragraph 1 above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations. Such meeting shall occur no later than ten (10) days after the expiration of Tenant's Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the "Outside Agreement Date"), Tenant's Extension Option will be deemed null and void unless Tenant demands appraisal, in which event each party's determination shall be submitted to appraisal in accordance with the provisions of Section 3 below.

3. (a) Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be an M.A.I. certified real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial (including office) properties in the Alameda area. The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements specified in Section 1 above. Each such appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date.

(b) The two (2) appraisers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

(c) The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted best and final fair market rental rate, and shall notify Landlord and Tenant thereof. During such thirty (30) day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers.

(d) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the Option. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Section 3(a)


                                  RIDER NO. 2
hereinabove, the appraiser appointed by one of them shall within thirty (30) days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord's or Tenant's submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such appraiser's decision shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the Option.

(e) If the two (2) appraisers fail to agree upon and appoint a third appraiser, either party, upon ten (10) days written notice to the other party, can apply to the Presiding Judge of the Superior Court of Alameda County to appoint a third appraiser meeting the qualifications set forth herein. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

(f) The cost of each party's appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(g) If the process described hereinabove has not resulted in a selection of either Landlord's or Tenant's submitted best and final fair market rental rate by the commencement of the applicable lease term, then the fair market rental rate estimated by Landlord will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Monthly Basic Rent or other amounts if the appraisers select Tenant's submitted best and final estimate of the fair market rental rate. The parties shall enter into an amendment to this Lease confirming the terms of the decision.

(h) As provided in Rider 2, once the fair market rental rate for the Premises has been established, the rental rate for the Premises shall be set at ninety five percent (95%) of such fair market rental rate (including annual adjustments, if applicable, at 95% of the adjusted rates per annum).


                                  RIDER NO. 2

                              FIRST RIGHT TO LEASE

                           RIDER NO. 3 TO OFFICE LEASE

This Rider No. 3 is made and entered into by and between LNR HARBOR BAY, LLC, a California limited liability company ("LANDLORD"), and THE GOOD GUYS-CALIFORNIA, INC., a California corporation ("TENANT"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. Tenant shall have a continuing right of first offer to lease ("Tenant's Right of First Offer") any space in the Building which becomes available for lease to third parties after the expiration of any existing lease for such space during the Lease Term, including the expiration of all renewal or extension options, and after the existing tenant or occupant vacates such space ("First Offer Space"). Before making any such First Offer Space available to any third parties, Landlord will give Tenant written notice ("Landlord's Availability Notice") of the availability of any First Offer Space and the date the existing tenant or occupant, if any, is expected to vacate such space, together with the rental rate for the First Offer Space which shall be equal to ninety-five percent (95%) of the then prevailing "fair market rental rate" for the First Offer Space as defined in Rider 2 to this Lease. Tenant's Right of First Offer shall, at Landlord's sole option upon written notice to Tenant, not be deemed to be properly exercised if, at the time the Right of First Offer is exercised, Tenant is in default beyond the period of notice and opportunity to cure provided in the Lease.

2. Within three (3) business days after receipt of Landlord's Availability Notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to either: (1) lease such First Offer Space for 95% of such fair market rental rate and upon the same non-economic terms as are set forth in the Lease with respect to the Premises; (2) refuse to lease such First Offer Space, specifying that such refusal is not based upon the fair market rental rate, but upon Tenant's lack of need for such First Offer Space, in which event Landlord may at any time thereafter lease such First Offer Space to any party upon any terms Landlord deems appropriate; or (3) refuse to lease the First Offer Space, specifying that such refusal is based upon the fair market rental rate, in which event Tenant will also specify the rental rate upon which Tenant is willing to lease such First Offer Space. Tenant's failure to timely choose either clause
(1), clause (2) or clause (3) above will be deemed to be Tenant's choice of clause (2) above. If Tenant gives Landlord notice pursuant to clause (3) above, Landlord may elect, within five (5) days following receipt of such notice from Tenant, either to: (i) lease such First Offer Space to Tenant upon such revised fair market rental rate proposed by Tenant, and the same other non-economic terms as set forth in the Lease; or (ii) lease the First Offer Space at any time thereafter to any third party upon terms which are not substantially more favorable to said party than the 95% of the fair market rental rate originally proposed by Tenant. Landlord's failure to timely choose either clause (i) or clause (ii) above will be deemed to be Landlord's choice of clause (ii) above. If Tenant chooses (or is deemed to have chosen) clause (2) above, or if Landlord chooses (or is deemed to have chosen) clause (ii) above, Tenant's Right to Lease any First Offer Space will be null and void until Landlord once again delivers to Tenant a Landlord's Availability Notice as requested herein, in which event, the procedures and sequences set forth above will be followed. If Tenant exercises its Right of First Offer as provided herein, the parties will promptly thereafter execute an amendment to the Lease to include the First Offer Space in the Premises and to document the lease terms thereof.

3. If Tenant chooses (or is deemed to have chosen) clause (2) above more than three (3) times during the Term, as extended, Tenant's Right of First Offer shall terminate.


                                  RIDER NO. 3

                           RIDER NO. 4 TO OFFICE LEASE

Landlord and Tenant agree to incorporate into or attach as an exhibit to an amendment to the Lease, the terms and conditions of this Rider No. 4 at such time as Tenant shall determine the specifications for Tenant's Generator and AST as defined herein.

1. Emergency Power Generator. Subject to the terms and conditions set forth in this Lease and to Tenant obtaining all necessary governmental permits and approvals, and so long as Tenant shall not interfere with any Building systems, Tenant shall have the right to install, operate and maintain, at Tenant's sole cost and expense, a maximum ____ kilowatt back-up generator ("TENANT'S GENERATOR") on the Site near the Building or on the roof of the Building at Landlord's discretion. Tenant shall not be obligated to pay any rental or other charges with respect to the area designated for Tenant's Generator. Landlord shall have the right to review and approve Tenant's plans and specifications for the proposed equipment, including, without limitation, the size, method of installation and visibility of such equipment. Notwithstanding the foregoing, in no event may the installation of Tenant's Generator involve the installation of an underground storage tank. The above-ground storage tank associated with Tenant's Generator (the "AST") shall not exceed ____ gallons in capacity, shall be double walled in thickness, shall contain diesel fuel only (to power Tenant's Generator only), and shall employ at a minimum a double containment system whereby if the first containment system fails, a second containment system shall be present to prevent releases of Hazardous Materials, all in accordance with applicable laws and environmental regulations. For these purposes, a sealed, uncracked concrete slab containment area without drains shall be sufficient (but shall not be the exclusive method) to constitute the second containment system, provided it is large enough to completely contain a release of the maximum volume of Hazardous Materials which could be present in the first containment system. Landlord, in its sole and absolute discretion, shall determine the location of Tenant's Generator and the AST. Tenant acknowledges that any loss of parking attributable to the location of Tenant's Generator and/or AST will be at Tenant's sole risk and come out of Tenant's share of parking. All handling, use, storage and disposal of Hazardous Materials relating to the AST or Tenant's Generator shall be accomplished by Tenant at its sole cost and expense in accordance with and subject to the terms of the Lease regarding Hazardous Materials.

       In conjunction with the installation of Tenant's Generator, subject to Landlord's prior approval of Tenant's plans and specifications, Tenant shall have the right to install an emergency generator connection on the outside of the Building for the purpose of connecting Tenant's Generator to the Premises and an appurtenant electrical grounding system. Furthermore, Tenant shall have the right to install ______(___) ______(__) inch conduits from Tenant's Generator to the Premises, provided, however, that such conduits are installed below grade to Landlord's reasonable satisfaction in accordance with the design and architectural standards for the Building.

       Prior to or within sixty (60) days following the expiration, or earlier termination of the Term of this Lease, Tenant agrees upon Landlord's request to
(i) promptly remove from the Project, at its sole cost and expense, the AST (including, at Landlord's request, the basement slab), if any, and Tenant's Generator and all Hazardous Materials which are brought upon, stored, used, generated or released upon, in, under or about the Premises, the Project or any portion thereof by Tenant or any Tenant Parties in connection with Tenant's Generator or AST, and (ii) return the Premises and the balance of the Project to substantially the condition existing prior to Tenant's installation of Tenant's Generator and AST. Tenant shall be solely responsible for complying with any and all Environmental Laws relating to the AST, Tenant's Generator and all Hazardous Materials associated with either of the same, including, without limitation, all permitting and tank installations, monitoring and removal/closure obligations. For purposes of all Environmental Laws, Tenant shall be the owner and operator of the AST. Tenant shall be responsible for ensuring compliance by all Tenant Parties with all Environmental Laws relating to the AST and Tenant's Generator. Any acknowledgment, consent or approval by Landlord of Tenant's use or handling of Hazardous Materials shall not constitute an assumption of risk respecting the same nor a warranty or certification by Landlord that Tenant's proposed use and handling of Hazardous Materials is safe or reasonable or in compliance with Environmental Laws.

       From time to time during the Term and for up to one hundred eighty (180) days thereafter, Landlord may, and upon Landlord's request, Tenant shall, retain a registered environmental consultant ("CONSULTANT") acceptable to Landlord to conduct an environmental investigation of the Project ("ENVIRONMENTAL ASSESSMENT") (i) for Hazardous Materials contamination in, about or beneath the Project relative to the AST or Tenant's Generator, and (ii) to assess the activities of Tenant and all Tenant Parties with respect to Tenant's Generator and the AST for compliance with all Environmental Laws and to recommend the use of procedures intended to reasonably reduce the risk of a release of Hazardous Materials. If the Environmental Assessment discloses any material breach of Environmental Laws by Tenant or any Tenant Parties, then the cost thereof shall be the sole responsibility of Tenant, payable as additional rent under this Lease. Otherwise, the costs of the Environmental Assessment shall be the responsibility of Landlord. If Landlord so requires, Tenant shall comply, at its sole cost and expense, with all reasonable recommendations contained in the Environmental Assessment, including any reasonable recommendations with respect to precautions which should be taken with respect to Tenant's or Tenant Parties' activities at the Project relative to the AST or Tenant's Generator or any recommendations for additional testing and studies to detect the presence of Hazardous Materials relative to the AST or Tenant's Generator. Tenant covenants to reasonably cooperate with the Consultant and to allow entry


                                  RIDER NO. 4
and reasonable access to the AST and Tenant's Generator for the purpose of the Consultant's investigations.

       If any cleanup or monitoring procedure is required by any applicable governmental authorities in or about the Project as a consequence of any Hazardous Materials contamination by Tenant or any of Tenant's Parties arising out of Tenant's Generator or AST use, and the procedure for cleanup is not completed (to the satisfaction of all applicable governmental authorities) prior to the expiration or earlier termination of the Term of this Lease (referred to herein as "TENANT'S FAILURE TO CLEAN-UP"), then, without limiting any of Landlord's other rights and remedies contained in this Lease (including, without limitation, any indemnity and restoration obligations of Tenant contained in this Lease), Tenant will additionally be liable for any revenue of Landlord lost to the extent Landlord is precluded from re-leasing the Premises or any other portion of the Project as a result of such contamination.

       Subject to Tenant obtaining all necessary governmental permits and approvals, Tenant shall have the right, at Tenant's sole cost and expense, to test Tenant's Generator once per month during the Term at a time after normal business hours mutually agreed upon by Landlord and Tenant.

       Tenant shall indemnify and hold Landlord harmless from any and all liability, losses, damages, actions or causes of action, judgments, costs and expenses arising in any way from Tenant's installation, operation, maintenance and removal of Tenant's Generator and the AST, or any breach of Tenant's obligations under this Lease with respect to Tenant's Generator and the AST. The representations, warranties and agreements of the Tenant set forth in this Rider No. 4 shall survive the expiration of the Lease Term or the earlier termination of the Lease for any reason.

2. Compliance With Laws. Nothing contained in this Exhibit shall in any way limit or negate Tenant's obligation to comply with all applicable laws and to obtain all necessary governmental approvals in accordance with the terms of the Lease.

3. Initial Installation and Testing. Upon written notice to Landlord, Tenant shall have the right, at Tenant's sole cost and expense, at any time following the execution of this Lease by Tenant in a form mutually acceptable to Landlord and Tenant, to enter upon the Building and Site and to carry out any tests, inspections, pre-installation and installation activities on the Premises and Site as necessary for the construction and installation of the Equipment, including without limitation, engineering and environmental surveys (excluding any Phase II environmental surveys or any other environmental surveys which may violate Landlord's environmental insurance policy, physical inspections, soil test borings, and underground trenching). Immediately following the completion of such tests, inspections or pre-installation activities, Tenant shall, at Tenant's sole cost and expense, repair any damage to the Building and Site caused by such inspections or pre-installation activities, including repaving and re-landscaping any affected areas of the Project and Site. Any such entry onto the Premises and Site prior to the Commencement Date of the Lease shall be on all of the terms and provisions of the Lease, including without limitation, Tenant's indemnification and insurance obligations thereunder, except for Tenant's obligation to pay rent.

4. Equipment Ownership; Surrender. All improvements, alterations, augmentations, installations and modifications shall become part of the Premises or Project, as the case may be, upon installation and shall remain with the Premises or Project, as the case may be, and belong to Landlord upon the expiration or sooner termination of the Lease, unless Landlord shall notify Tenant of Landlord's election that Tenant remove any or all of such items, in which event Tenant shall remove such items at Tenant's sole cost and expense and shall restore the Premises and other portions of the Project modified by Tenant to the condition existing prior to Tenant's modifications. If Tenant fails to remove any such items Tenant is required to remove as provided herein, Landlord shall have the right to remove all such items at Tenant's expense and Tenant hereby indemnifies Landlord from and against any and all such costs.

5. Condition at Surrender. Subject to the provisions of this Rider No. 4 above, on or before Lease termination and Tenant's surrender of the Premises to Landlord, Tenant shall remove all of its Equipment, personal property and any of the special tenant improvement installations, including, without limitation, those items for which Landlord, at the time of its approval of the plans for the improvements, notifies Tenant in writing that such improvements are to be removed at Lease termination. Tenant shall repair any damage caused by the removal of any and all equipment, personal property or tenant improvements from the Premises, the Building and the Site, and shall restore the Premises, the Building and the Site to the condition existing as of the later of (i) the date the Lease was fully executed, or (ii) the date of installation of such items by Tenant.


                                  RIDER NO. 4
                                      -2-